Exhibit 96.2
TECHNICAL REPORT SUMMARY
COAL RESOURCES AND COAL RESERVES
ITMANN MINING COMPLEX
Wyoming and McDowell Counties, West Virginia

Prepared For
CONSOL ENERGY INC.
Canonsburg, Pennsylvania

By
John T. Boyd Company
Mining and Geological Consultants
Pittsburgh, Pennsylvania

Report No. 2755.092
FEBRUARY 2023
    JOHN T. BOYD COMPANY

John T. Boyd Company
Mining and Geological Consultants

Chairman
James W. Boyd

President and CEO
John T. Boyd II

Managing Director and COO
Ronald L. Lewis

Vice Presidents
Robert J. Farmer
John L. Weiss
Michael F. Wick
William P. Wolf

Managing Director - Australia
Jacques G. Steenkamp

Managing Director - China
Jisheng (Jason) Han

Managing Director – South America
Carlos F. Barrera

Managing Director – Metals
Gregory B. Sparks

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317
(724) 873-4400
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

Bogota
+57-3115382113
jtboydcol@jtboyd.com

www.jtboyd.com

Feburuary 2, 2023
File: 2755.092

CONSOL Energy Inc.
275 Technology Drive, Suite 101
Canonsburg, PA 15317-9565
Attention:    Mr. Michael Bohan
    Senior Geologist

Subject:    Technical Report Summary
        Coal Resources and Coal Reserves
        Itmann Mining Complex
        Wyoming and McDowell Counties, West Virginia

Ladies and Gentlemen:

The John T. Boyd Company (BOYD) was retained by CONSOL Energy Inc. (CONSOL) to complete an independent technical assessment of the coal resource and reserve estimates for the Itmann Mining Complex (IMC) as of December 31, 2022.

This technical report summary: 1) identifies and summarizes the scientific and technical information supporting the coal reserve and resource estimates for the IMC and 2) provides BOYD’s conclusions resulting from our independent assessment.

Respectfully submitted,

JOHN T. BOYD COMPANY
By:
John T. Boyd II
President and CEO

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    TABLE OF CONTENTS

Page

LETTER OF TRANSMITTAL

TABLE OF CONTENTS

DISCLAIMERS AND QUALIFICATIONS

GLOSSARY AND ABBREVIATIONS

1.0EXECUTIVE SUMMARY	1-1
1.1Introduction	1-1
1.2Property Description	1-1
1.3Geology	1-3
1.4Exploration	1-3
1.5Coal Reserves	1-4
1.6Operations	1-4
1.6.1Mining	1-4
1.6.2Processing	1-5
1.6.3Other Infrastructure	1-5
1.7Financial Analysis	1-5
1.7.1Capital and Operating Cost Estimates	1-5
1.7.2Economic Analysis	1-7
1.8Permitting Requirements	1-8
1.9Conclusions	1-8

2.0INTRODUCTION	2-1
2.1Registrant and Purpose	2-1
2.2Terms of Reference	2-1
2.3Expert Qualifications	2-2
2.4Principal Sources of Information	2-3
2.5Personal Inspections	2-3
2.6Report Version	2-3
2.7Units of Measure	2-4

3.0PROPERTY DESCRIPTION	3-1
3.1Property Location	3-1
3.2Property Control	3-2
3.2.1Coal Ownership	3-6
3.2.2Surface Ownership	3-6
3.3Regulation and Liabilities	3-7
JOHN T. BOYD COMPANY

TABLE OF CONTENTS    - Continued

Page

4.0PHYSIOGRAPHY, ACCESSIBILITY, AND INFRASTRUCTURE	4-1
4.1Topography, Elevation, and Vegetation	4-1
4.2Accessibility	4-1
4.3Climate	4-1
4.4Infrastructure Availability and Sources	4-2

5.0HISTORY	5-1
5.1Background	5-1

6.0GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT	6-1
6.1Regional Geology	6-1
6.2Local Stratigraphy	6-1
6.2.1Pocahontas Formation	6-2
6.2.2New River Formation	6-2
6.3Coal Seam Geology	6-4
6.3.1Lithology	6-4
6.3.2Structure	6-9
6.3.3Coal Quality	6-10

7.0EXPLORATION DATA	7-1
7.1Background	7-1
7.2Procedures	7-2
7.2.1Drilling	7-2
7.2.2Coal Quality Sampling	7-3
7.2.3Coal Washability Testing	7-5
7.2.4Other Exploration Methods	7-5
7.3Results	7-6
7.3.1Summary of Exploration	7-6
7.3.2Adequacy of Exploration	7-10
7.4Data Verification	7-10

8.0SAMPLE PREPARATION, ANALYSIS, AND SECURITY	8-1

9.0DATA VERIFICATION	9-1

10.0MINERAL PROCESSING AND METALLURGICAL TESTING	10-1

11.0COAL RESOURCE ESTIMATE	11-1
11.1Applicable Standards and Definitions	11-1
11.2Coal Resources	11-1
11.2.1Methodology	11-1
JOHN T. BOYD COMPANY

TABLE OF CONTENTS    - Continued

Page

11.2.2Criteria	11-2
11.2.3Classification	11-3
11.2.4Coal Resource Estimate	11-3
11.2.5Validation	11-3

12.0COAL RESERVES ESTIMATE	12-1
12.1Applicable Standards and Definitions	12-1
12.2Coal Reserves	12-2
12.2.1Methodology	12-2
12.2.2Parameters and Assumptions	12-2
12.2.3Classification	12-3
12.2.4Coal Reserve Estimate	12-3
12.2.5Reconciliation with Previous Estimates	12-19

13.0MINING OPERATIONS	13-1
13.1Mining Method Description	13-1
13.2Mine Equipment and Staffing	13-4
13.2.1Mine Equipment	13-4
13.2.2Staffing	13-5
13.3Mine Production	13-5
13.3.1Historical Mine Production	13-5
13.3.2Forecasted Production	13-5
13.3.3Mining Recovery and Dilution Factors	13-6
13.3.4Expected Mine Life	13-6
13.4Other Mining Considerations	13-7
13.4.1Mine Design	13-7
13.4.2Mining Risk	13-8

14.0PROCESSING OPERATIONS	14-1
14.1Overview	14-1
14.2Plant Description	14-1
14.3Itmann No. 5 Refuse Facility	14-6
14.4Historical Operation	14-6
14.5Future Operations	14-6
14.6Conclusions	14-6

15.0MINE INFRASTRUCTURE	15-1
15.1Mine Surface Facilities	15-1

16.0MARKET STUDIES	16-1
16.1Product Specifications	16-1
JOHN T. BOYD COMPANY

TABLE OF CONTENTS    - Continued

Page

16.2Coal Transportation Options	16-2
16.3Primary Markets	16-2
16.4Future Sales	16-4

17.0PERMITTING AND COMPLIANCE	17-1
17.1Permitting	17-1
17.2Compliance	17-1
17.3Socio-Economic Impact	17-2

18.0CAPITAL AND OPERATING COSTS	18-1
18.1Introduction	18-1
18.2Historical Operating Cost	18-2
18.3Historical Capital Expenditures	18-2
18.4Projected Five-Year Mine Plan	18-2
18.4.1Forecasted Production and Sales	18-3
18.4.2Forecasted Operating Costs	18-3
18.4.3Forecasted Capital Expenditures	18-4

19.0ECONOMIC ANALYSIS	19-1
19.1Introduction	19-1
19.1.1Production Schedule	19-2
19.1.2Coal Pricing	19-2
19.1.3.Cash Production Costs	19-3
19.1.4 Capital Expenditures	19-3
19.2.Pre-Tax Net Present Value Analysis	19-4

20.0ADJACENT PROPERTIES	20-1

21.0OTHER RELEVANT DATA AND INFORMATION	21-1

22.0INTERPRETATION AND CONCLUSIONS	22-1
22.1Audit Findings	22-1
22.2Significant Risks and Uncertainties	22-1

23.0RECOMMENDATIONS	23-1

24.0REFERENCES	24-1

25.0RELIANCE ON INFORMATION PROVIDED BY REGISTRANT	25-1

JOHN T. BOYD COMPANY

TABLE OF CONTENTS    - Continued

List of Tables
1.1Coal Reserves Summary	1-4
3.1Summary of Coal Ownership	3-6
4.1Monthly Average Climate Data, Beckley, West Virginia	4-2
7.1Descriptive Statistics, Pocahontas No. 3 Seam Interval Thickness and Coal Qualities	7-6
7.2Descriptive Statistics, Pocahontas No. 3 Seam Metallurgical Coal Properties	7-8
7.3Descriptive Statistics, Pocahontas No. 4 Seam Interval Thickness and Coal Qualities	7-8
7.4Pocahontas No. 4 Seam Metallurgical Coal Properties	7-8
7.5Descriptive Statistics, Sewell, Seam Interval Thickness and Coal Qualities	7-10
11.1Coal Resource Classification Criteria	11-2
12.1Estimated Coal Reserves as of 31 December 2021	12-2
12.2Coal Reserves Summary	12-11
12.3Coal Reserves Product Quality Summary	12-12
13.1Summary of Production Unit Equipment	13-4
13.2Historical Production Data Itmann No. 5 Mine	13-5
16.1Indicative Metallurgical Coal Quality	16-1
16.2Ideal US Metallurgical Coal Quality Characteristics	16-3
18.1Historical Capital Expenditures	18-2
18.2Projected Saleable Production	18-3
19.1Projected Saleable Production	19-2
19.2Average Sales Price	19-2
19.3Projected Cash Operating Costs	19-3
19.4Projected Capital Expenditures	19-3
19.5Cumulative NPV by Timeframe	19-4
19.6NPV Sensitivity Analysis	19-5

JOHN T. BOYD COMPANY

TABLE OF CONTENTS    - Continued

List of Figures
1.1General Location Map	1-2
1.2Projected Capital Expenditures	1-6
1.3Projected Cash Operating Costs	1-7
3.1Map Showing General Layout and Mineral Control Pocahontas No. 3 Seam Itmann No. 5 Mine	3-3
3.2Map Showing General Layout and Mineral Control Pocahontas No. 4 Seam Itmann No. 5 Mine	3-4
3.3Map Showing General Layout and Mineral Control Sewell Seam Tug Fork Mine	3-5
6.1Generalized Stratigraphic Chart, Southern West Virginia	6-2
6.2Generalized Stratigraphic Section	6-3
6.3Map Showing Pocahontas No. 3 Seam Isopachs	6-5
6.4Map Showing Pocahontas No. 4 Seam Isopachs	6-7
6.5Map Showing Pocahontas Sewell Seam Isopachs	6-8
7.1Map Showing Drill Hole Locations for Itmann No. 5 Mine (Pocahontas No. 3 Seam)	7-7
7.2Map Showing Drill Hole Locations for Itmann No. 5 Mine (Pocahontas No. 4 Seam)	7-9
7.3Map Showing Drill Hole Locations for Tug Fork Mine (Sewell Seam)	7-11
12.1Relationship Between Coal Resources and Coal Reserves	7-2
12.2Map Showing Product Yield Isopleths, Pocahontas No. 3 Seam	12-4
12.3Map Showing Product Yield Isopleths, Pocahontas No. 4 Seam	12-5
12.4Map Showing Product Yield Isopleths, Sewell Seam	12-6
12.5Map Showing Reserve Classification, Pocahontas No. 3 Seam	12-7
12.6Map Showing Reserve Classification, Pocahontas No. 4 Seam	12-8
12.7Map Showing Reserve Classification, Sewell Seam	12-9
12.8Map Showing Product Ash Isopleths, Pocahontas No. 3 Seam	12-13
12.9Map Showing Product Ash Isopleths, Pocahontas No. 4 Seam	12-14
12.10Map Showing Product Ash Isopleths, Sewell Seam	12-15
12.11Map Showing Product Sulfur Isopleths, Pocahontas No. 3 Seam	12-16
12.12.Map Showing Product Sulfur Isopleths, Pocahontas No. 4 Seam	12-17
12.13Map Showing Product Sulfur Isopleths, Sewell Seam	12-18
12.14Reconciliation with Previous Coal Reserves Estimate	12-19
14.1Map Showing IMC Coal Preparation Plant and Site Plan Layout	14-3
14.2Coal Processing Flowsheet, Itmann Coal Preparation Plant	14-4
14.3Topographic Map Showing Existing and Future Permit Areas	14-5
18.1Projected Cash Costs and Sales Pricing	18-3
18.2.Projected Capital Expenditures	18-5

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JOHN T. BOYD COMPANY

i

DISCLAIMERS AND QUALIFICATIONS

This report is intended for use by CONSOL subject to the terms and conditions of its professional services agreement with BOYD. The agreement permits CONSOL to file this report as a technical report summary with the U.S. Securities and Exchange Commission (SEC) pursuant to Subpart 1300 and Item 601(b)(96) of Regulation S-K. Except for the purposes legislated under US securities law, any other uses of or reliance on this report by any third party is at that party’s sole risk. The responsibility for this disclosure remains with CONSOL. The user of this document should ensure that this is the most recent disclosure of coal resources and coal reserves for the subject property as it is no longer valid if more recent estimates have been issued.

This report provides BOYD’s assessment of CONSOL’s coal resources and coal reserves. Our assessment was performed to obtain reasonable assurance that CONSOL's estimates of coal reserves and coal resources are free from material misstatement. We did not independently estimate coal resources or coal reserves as it was not required for the purposes of the assessment. The Economic Analysis and resulting NPV estimate in this report were made for the purposes of confirming the economic viability of the reported coal reserves and not for the purposes of valuing CONSOL or its assets. Internal Rate of Return (IRR) and project payback were not calculated, as there was no initial investment considered in the financial model.

The ability of CONSOL to recover all of the reported coal reserves is dependent on numerous factors that are beyond the control of, and cannot be anticipated by, BOYD. These factors include mining and geologic conditions, the capabilities of management and employees, the securing of required approvals and permits in a timely manner, future coal prices, etc. Unforeseen changes in regulations could also impact performance. Opinions presented in this report apply to the site conditions and features as they existed at the time of BOYD’s investigations and those reasonably foreseeable.

Cautionary Statements Regarding Forward-Looking Statements
Certain statements in this technical report summary are “forward-looking statements” within the meaning of the federal securities laws. Except for historical matters, the matters discussed in this technical report summary are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from results projected in or implied by such forward-looking statements. Accordingly, investors should
    JOHN T. BOYD COMPANY

ii

not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and CONSOL’s future production, revenues, income and capital spending. When the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or their negatives, or other similar expressions are used in this technical report summary, the statements which include those words are usually forward-looking statements. Any statements about expectations with respect to the Itmann Mining Complex or any other strategy that involves risks or uncertainties are forward-looking statements. These forward-looking statements are based on current expectations and assumptions about future events. While BOYD considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond BOYD’s control. The forward-looking statements in this technical report summary speak only as of the date of this technical report summary and BOYD disclaims any intention or obligation to update publicly any forward-looking statements in this technical report summary, whether in response to new information, future events, or otherwise, except as required by applicable law.

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    JOHN T. BOYD COMPANY

GLOSSARY OF ABBREVIATIONS AND DEFINITIONS

$	:	US dollar(s)

%	:	Percent or percentage

As-Received Basis	:	Data or results are calculated to the moisture condition of the coal sample when it arrived at the testing facility.

ASTM	:	ASTM International (formerly American Society for Testing and Materials)

BOYD	:	John T. Boyd Company

Btu	:	British thermal unit. A unit of heat; it is defined as the amount of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

CAPP	:	Central Appalachian Basin. Coal producing region consisting of Eastern Kentucky, Virginia, Southern West Virginia, and the Tennessee counties of: Anderson, Campbell, Claiborne, Cumberland, Fentress, Morgan, Overton, Pickett, Putnam, Roane, and Scott.

CM	:	Continuous Miner

CPP	:	Coal Preparation Plant

Coal	:	Combustible sedimentary rock in which organic matter, including residual moisture comprises more than 50% by weight and more than 70% by volume of carbonaceous material formed from altered plant remains.

Coal Reserve	:	An estimate of tonnage and grade or quality of indicated and measured coal resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated coal resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

JOHN T. BOYD COMPANY

    GLOSSARY OF ABBREVIATIONS AND DEFINITIONS - Continued

Coal Resource	:	A concentration or occurrence of coal of economic interest in or on the Earth's crust in such form, quality, and quantity that there are reasonable prospects for economic extraction. A coal resource is a reasonable estimate of mineralization, considering relevant factors such as cut-off grade, likely mining dimensions, location, or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.

CONSOL	:	CONSOL Energy Inc. and its subsidiaries

CSR	:	Coke strength after reaction

CY	:	Cubic yards

DCF	:	Discounted Cash Flow

Dry Basis	:	Data or results are calculated to a theoretical base as if there were no moisture in the coal sample.

EIA	:	U.S. Energy Information Administration

FOB	:	Free-on-Board

FSI	:	Free Swelling Index

IMC	:	Itmann Mining Complex. Includes the Itmann No. 5 Mine, the Tug Fork Mine, and the Itmann Coal Preparation Plant

Indicated Coal Resource	:	That part of a coal resource for which quantity and quality are estimated based on adequate geological evidence and sampling. The level of geological certainty associated with an indicated coal resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated coal resource has a lower level of confidence than the level of confidence of a measured coal resource, an indicated coal resource may only be converted to a probable coal reserve.

JOHN T. BOYD COMPANY

    GLOSSARY OF ABBREVIATIONS AND DEFINITIONS - Continued

Inferred Coal Resource	:	That part of a coal resource for which quantity and quality are estimated based on limited geological evidence and sampling. The level of geological uncertainty associated with an inferred coal resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred coal resource has the lowest level of geological confidence of all coal resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred coal resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a coal reserve.

IRR	:	Internal rate-of-return

ISO		International Organization for Standardization

lb	:	Pound

LOM	:	Life-of-Mine

LW	:	Longwall

Measured Coal Resource	:	That part of a coal resource for which quantity and quality are estimated based on conclusive geological evidence and sampling. The level of geological certainty associated with a measured coal resource is sufficient to allow a qualified person to apply modifying factors, as defined herein, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a measured coal resource has a higher level of confidence than the level of confidence of either an indicated coal resource or an inferred coal resource, a measured coal resource may be converted to a proven coal reserve or to a probable coal reserve

Mineral Reserve	:	See “Coal Reserve”

Mineral Resource	:	See “Coal Resource”

MM	:	Million

JOHN T. BOYD COMPANY

    GLOSSARY OF ABBREVIATIONS AND DEFINITIONS - Continued

Modifying Factors		The factors that a qualified person must apply to indicated and measured coal resources and then evaluate to establish the economic viability of coal reserves. A qualified person must apply and evaluate modifying factors to convert measured and indicated coal resources to proven and probable coal reserves. These factors include, but are not restricted to: mining; processing; metallurgical; infrastructure; economic; marketing; legal; environmental compliance; plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property, or project.

MOP	:	Maintenance of Production

MSHA	:	Mine Safety and Health Administration. A division of the U.S. Department of Labor

NAPP	:	Northern Appalachian Basin. Coal producing region consisting of Maryland, Ohio, Pennsylvania, and Northern West Virginia

NAR	:	Net As Received

NS	:	Norfolk Southern Corporation. A rail-based freight transportation company.

NPV	:	Net Present Value

OSD	:	Out-of-Seam Dilution. Rock impurities recovered from above and below the coal seam with the coal seam during the normal mining process

P3	:	Pocahontas No. 3 Seam

P4		Pocahontas No. 4 Seam

P6	:	Pocahontas No. 6 Seam

Probable Coal Reserve	:	The economically mineable part of an indicated and, in some cases, a measured coal resource.

Production Stage Property	:	A property with material extraction of coal reserves.

Proven Coal Reserve	:	The economically mineable part of a measured coal resource which can only result from conversion of a measured coal resource.

JOHN T. BOYD COMPANY

    GLOSSARY OF ABBREVIATIONS AND DEFINITIONS - Continued

QP	:	Qualified Person

Qualified Person	:
An individual who is:
1.A mineral industry professional with at least five years of relevant experience in the type of mineralization and type of deposit under consideration and in the specific type of activity that person is undertaking on behalf of the registrant; and

2.An eligible member or licensee in good standing of a recognized professional organization at the time the technical report is prepared. For an organization to be a recognized professional organization, it must:

a.Be either:
i.An organization recognized within the mining industry as a reputable professional association; or
ii.A board authorized by U.S. federal, state, or foreign statute to regulate professionals in the mining, geoscience, or related field;
b.Admit eligible members primarily based on their academic qualifications and experience;
c.Establish and require compliance with professional standards of competence and ethics;
d.Require or encourage continuing professional development;
e.Have and apply disciplinary powers, including the power to suspend or expel a member regardless of where the member practices or resides; and
f.Provide a public list of members in good standing.

ROM	:	Run-of-Mine. The as-mined material including coal, in-seam rock partings mined with the coal, and out-of-seam dilution.

SC	:	Shuttle Car

SGF	:	Specific gravity float

SEC	:	U.S. Securities and Exchange Commission

S-K 1300	:	Subpart 1300 and Item 601(b)(96) of the U.S. Securities and Exchange Commission’s Regulation S-K

Ton	:	Short Ton. A unit of weight equal to 2,000 pounds

TPH	:	Tons per Hour

TPEH	:	Tons per Employee-Hour

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JOHN T. BOYD COMPANY

1-1

1.0    EXECUTIVE SUMMARY

1.1    Introduction
CONSOL’s IMC includes the active Itmann No. 5 Mine underground mine which currently operates in the Pocahontas No. 3 (P3) Seam. Additionally, IMC operations will be supplemented in the near future by Pocahontas No. 4 (P4) Seam production from the Itmann No. 5 Mine as well as Sewell Seam production from the proposed Tug Fork Mine. Coal produced by IMC is processed at the newly constructed Itmann Coal Preparation Plant (CPP). BOYD was retained by CONSOL to complete an independent technical assessment of coal resource and reserve estimates for the IMC. BOYD’s findings as a result of the audit of the IMC’s coal resource and reserve estimates are based on our detailed examination of the supporting geologic, technical, and economic information obtained from: (1) CONSOL files, (2) discussions with CONSOL personnel, (3) records on file with regulatory agencies, (4) public sources, and (5) nonconfidential BOYD files.

This technical report identifies and summarizes the results of our audit of the IMC coal reserves and independent assessment of the economic viability of the reported coal reserves over the remaining life of the operation and satisfies the requirements for CONSOL's disclosure of coal reserves set forth in Subpart 1300 and Item 601(b)(96) of the SEC's Regulation S-K (S-K 1300). This is the second technical report summary for the IMC. BOYD is a qualified person as defined in S-K 1300.

Weights and measurements are expressed in US customary units. Unless noted, the effective date of the information, including estimates of coal reserves, is December 31, 2022.

1.2    Property Description
The IMC is an active underground coal mining and processing operation located in Wyoming and McDowell Counties, West Virginia. The IMC comprises two properties: (1) 20,244 owned or leased acres known as the Itmann Property, and (2) 271 leased acres known as the Tug Fork Property. Figure 1.1, following this page, shows the locations of the two properties.

    JOHN T. BOYD COMPANY

1-2

Legend
Itmann Mining Complex Properties
NS Major Railroad
52 Major Road
RAILROAD INDEX
Abbreviation Name
CSXT CSX Transportation, Inc.
NS Norfolk Southern Corp.
RJCV R.J. Corman RR Co. — West Virginia Line Inc.
FAYETTE
Mount Hope
RALEIGH
LOGAN
Beckley
Itmann Property
(Pocahontas No. 3 & No. 4 Seams)
MINGO
WYOMING
Pineville
Portal
Itmann
Coal Preparation Plant Site
Tug Fork Property
(Sewell Seam)
Welch
MCDOWELL
MERCER
Princeton
Bluefield
WV
VA
Tazewell
TAZEWELL
Richlands
N
OHIO
IN
WEST VIRGINIA
KENTUCKY
Figure Area
VIRGINIA
TENNESSEE
NORTH CAROLINA
SCALE (Miles)
0 1 2 3 4 5 6

**FIGURE 1.1**
**GENERAL LOCATION MAP**
**Showing**
**ITMANN MINING COMPLEX PROPERTIES**
Wyoming & McDowell Counties, West Virginia

Prepared For
**CONSOL ENERGY INC.**

John T. Boyd Company | February 2023 | Scale 1" = 6 Miles

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1-3

CONSOL’s Itmann No. 5 Mine and the Itmann CPP are located on the Itmann Property. The Itmann No. 5 Mine currently produces from the P3 Seam and plans to mine coal from the overlying P4 Seam in the near future. Extensive mining of the P3 Seam has been conducted to both the south and the east of the Itmann No. 5 Mine, both within and outside of the Itmann Property. The P4 Seam has also been mined in the region; however, to a much lesser extent than the P3 Seam.

The first Itmann mine was opened in 1916 by the Pocahontas Fuel Company. During the 1970s, the Itmann mine complex was CONSOL’s largest operation in the Central Appalachian Basin (CAPP); however, operations were ceased in 1986 due to increasing mining costs and decreasing metallurgical coal prices. Development of the new Itmann No. 5 Mine started in May 2019; the operation achieved commercial operating status in late 2022. .

In 2022, CONSOL acquired the coal mining rights (by lease) to the Sewell coal seam located within the Tug Fork Property.

1.3    Geology
The IMC is situated in the Allegheny Plateau of the CAPP coal fields region. Near-surface geology of this area primarily consists of Pennsylvanian coal-bearing strata. Coal seams mined in this region are generally classified as low-to-high-volatile bituminous in rank, characterized by low-to-medium sulfur content and high heating value.

Presently, there are three seams of economic interest at the IMC—the P3 and P4 seams on the Itmann Property, and the Sewell Seam on the Tug Fork Property. All three seams are generally characterized as being: (1) greater than 34-in. thick, (2) free of significant waste partings, (3) flat or shallow dipping, and (4) relatively unaffected by faulting or folding. As such, the coal seams are considered to be of low geologic complexity.

The washed Itmann coal product is characterized as a high-rank, low-volatile bituminous, low-ash, low-sulfur coal exhibiting premium coking qualities.

1.4    Exploration
In the region of the IMC, the subject coal seams have been extensively explored and mined dating back to the 1880s. CONSOL provided lithologic and coal quality data collected from numerous drill holes completed in and around the subject properties. BOYD’s review of the provided exploration data indicates that in general: (1) extensive
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drilling and sampling work has been performed on the subject properties, (2) we believe the work completed has been done by competent personnel, and (3) the amount of data available combined with wide-spread knowledge of the subject coal seams, is sufficient to confirm the thickness, lateral extents, and quality characteristics of said coal seams within the IMC reserve areas.

1.5    Coal Reserves
CONSOL’s estimated underground mineable coal reserves for the IMC total 28.7 million recoverable (clean) product tons remaining as of December 31, 2022. The coal reserves controlled by CONSOL are summarized in Table 1.1.

Table 1.1: Coal Reserves Summary
		Product Tons (thousands) by Classification
Mine	Seam	Proven	Probable	Total
Itmann No. 5	Pocahontas No. 3	12,078	11,778	23,856
	Pocahontas No.4	3,827	549	4,376
	Subtotal	15,905	12,327	28,232
Tug Fork	Sewell	447	1	448
Total		16,352	12,328	28,680

There are no reportable coal resources excluding those converted to coal reserves for the IMC.

1.6    Operations
1.6.1    Mining
The Itmann No. 5 Mine extracts coal from the P3 and P4 Seams while the planned Tug Fork Mine will mine the Sewell Seam. Both operations will use room-and-pillar underground mining methods. CONSOL’s utilization of these techniques is well-supported by: (1) the dimensions and expected geologic conditions of the coal deposits, (2) the required production levels, (3) the successful application of similar mining methods within the region, and (4) CONSOL’s demonstrated history of commercial success with the technique.

At full production, the IMC is forecasted to produce between 800,000 to 1.0 million product tons annually. In total, the life-of-mine (LOM) plan projects the IMC will produce approximately 28.7 million saleable tons during the next 32 years. It is BOYD’s opinion
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that the production levels forecasted for the IMC are reasonable, logical, and consistent with similar operations in the region.

1.6.2    Processing
CONSOL constructed a state-of-the-art coal preparation plant, which began operation in the second half of 2022. The processing complex (including the initial refuse disposal area) is located approximately 2.5 miles from the Itmann No. 5 underground mine portal entrance, at the site of the original Itmann CPP, which operated from 1950 to 1986 and washed coal from CONSOL’s previous Itmann mines.

The designed beneficiation process for the Itmann CPP utilizes technology proven by other operations within the CAPP over several decades. Straightforward when compared to many other coal processing techniques, the coal washing process is largely based on separating non-coal (rock) material from coal material by mechanically reducing the size of the feed and utilizing the materials’ different densities to gravitationally separate one from the other. Largely, the process only requires water, magnetite, and frothing agents.

1.6.3    Other Infrastructure
The IMC is supported by several surface infrastructure facilities. Major surface infrastructure includes ancillary buildings, high-voltage power distribution stations, ROM coal conveyor belts, and underground access and ventilation structures. In terms of industry standards, IMC’s surface infrastructure is comparable to similar mining operations found within the CAPP.

Coal handling facilities for the Itmann CPP is comprised of a ROM truck dump, ROM coal storage area, clean coal storage area, and a rail loadout facility. Product coal is transported to IMC’s customer base via the Norfolk Southern (NS) railroad.

The Itmann No. 5 refuse facility area (also known as the Joe’s Branch refuse area) serves as the disposal location for coarse waste rock and dried, pressed fine coal refuse produced during the processing of ROM coal. Currently, the Itmann CPP and refuse site encompasses approximately 233.5 permitted and bonded acres (all approved).

1.7    Financial Analysis
1.7.1    Capital and Operating Cost Estimates
The Itmann No. 5 Mine reached operational status in the second half of 2022. For the LOM business plan (including the planned Tug Fork Mine), BOYD developed capital schedules that align with projected production levels and factor in major equipment
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rebuild/replacement schedules. Equipment replacement was based on BOYD’s experience and familiarity with mining equipment life cycles as well as general industry practices. The following figure depicts the estimated capital for the IMC mine over the LOM plan:

Figure 1.2: Projected Capital Expenditures

Total capital expenditures over the life of the operations are projected at nearly $148 million. Relative to industry peers, the IMC is at-or-above capitalization levels witnessed at comparable CAPP operations, reflecting CONSOL’s commitment to the project.

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As shown in Figure 1.3, based on the LOM plan, BOYD projects total cash operating costs within the range of $81 to $99 per saleable ton.

Figure 1.3: Projected Cash Operating Costs

The operating cash costs and resultant cash margins appear to align with expectations for similarly capitalized metallurgical coal room-and-pillar mining operations in the CAPP.

1.7.2    Economic Analysis
Under the Base Case scenario, the net present value (NPV) generated by the IMC over its 32-year operating period (2023 to 2054) was approximately $524 million at a 12% discount rate. This reflects an average coal sales price of $161.00 (ranging from $150.00 to $165.00) over the projection period. For sensitivity purposes, the Base Case sale pricing was decreased by 10% over the life of the project and a conservative 18% discount rate was applied to the economic analysis. Despite these “Pessimistic Case” adjustments, the IMC project generates a NPV of approximately $272 million. Based on this analysis, BOYD concludes that the stated coal reserves for the IMC are economically viable under reasonable market price expectations.

The NPV estimate was made for purposes of confirming the economic viability of the reported coal reserves and not for purposes of valuing the IMC operations and/or CONSOL or its assets. IRR and project payback were not calculated, as there was no initial investment considered in the financial model.

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1.8    Permitting Requirements
Numerous permits are required by federal and state law for underground mining, coal preparation and related facilities, and other incidental activities. CONSOL reports that necessary permits to support current operations are in place or pending approval. New permits or permit revisions may be necessary from time to time to facilitate future operations. Given sufficient time and planning, CONSOL should be able to secure new permits, as required, to maintain its planned operations within the context of the current regulations.

Permits generally require that CONSOL post a performance bond in an amount established by the regulatory program to: (1) provide assurance that any disturbance or liability created during mining operation is properly mitigated, and (2) assure that all regulatory requirements of the permit are fully satisfied. As of December 31, 2022, CONSOL held less than $1 million in surety bonds to cover its current obligations relating to mining and reclamation, mine subsidence, stream restoration, water loss, and dam safety. This level of bonding will increase over the life of the mine.

Periodic amendments to existing mining permits to add additional acreage (reserve tonnage) in order to sustain coal production is common practice. We are not aware of any issues which would impact or prevent the present “Not Permitted” reserves to be permitted as future mining needs dictate. We are also not aware of any prohibition against the proposed mining and processing activities.

1.9    Conclusions
It is BOYD’s overall conclusion that CONSOL’s estimates of coal reserves, as reported herein: (1) were prepared in conformance with accepted industry standards and practices, and (2) are reasonably and appropriately supported by technical evaluations, which consider all relevant modifying factors.

Given CONSOL’s mining history and commitment to the project, coupled with proven historical mining of the subject coal seams in the region, residual uncertainty for this project is considered minor under the current and foreseeable operating environment. A general assessment of risk is presented in the relevant sections of this report.

It is BOYD’s opinion that extraction of the IMC’s reported coal reserves is technically achievable and economically viable after the consideration of potentially material modifying factors. The ability of CONSOL, or any mine operator, to recover all of the reported coal reserves is dependent on numerous factors that are beyond the control of,
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and cannot be anticipated by, BOYD. These factors include mining and geologic conditions, the capabilities of management and employees, the securing of required approvals and permits in a timely manner, future coal prices, etc. Unforeseen changes in regulations could also impact performance.

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2.0    INTRODUCTION

2.1    Registrant and Purpose
CONSOL is a US-based mining company headquartered in Canonsburg, Pennsylvania. CONSOL’s common stock is listed on the New York Stock Exchange (NYSE:CEIX). CONSOL is actively engaged in the production of metallurgical coal from the IMC. CONSOL also produces thermal and metallurgical coal from mines associated with its Pennsylvania Mining Complex. In addition, CONSOL controls considerable greenfield (i.e., undeveloped) thermal and metallurgical coal resources located in the major coal-producing basins of the eastern United States. The company also owns and operates the CONSOL Marine Terminal, which is in the Port of Baltimore, Maryland. Additional information regarding CONSOL can be found at www.consolenergy.com.

This technical report summary was prepared for CONSOL in support of their disclosure of coal resources and coal reserves for the IMC.

2.2    Terms of Reference
CONSOL retained BOYD to complete an independent technical assessment of CONSOL’s internally-prepared coal resource and coal reserve estimates and supporting information for the IMC. CONSOL also retained BOYD to perform an independent assessment of the economic viability of the IMC coal reserves. Our objective was to review and evaluate the scientific and technical information on which CONSOL's calculation of its coal reserve and resource estimates are based and also an evaluation that that the extraction of the coal reserves is economically viable over the life of the IMC.

The technical summary of our third-party assessment, presented in report form herein, was prepared in accordance with the disclosure requirements set forth in Subpart 1300 and Item 601(b)(96) of the SEC’s Regulation S-K. The purpose of this report is: (1) to summarize technical and scientific information for the subject mining properties, (2) to provide the conclusions of our technical audit, (3) to provide a statement of coal resources and/or coal reserves for the IMC properties, and (4) provide our conclusions of the economic viability of the IMC coal reserves.

BOYD’s findings are based on our detailed examination of the supporting geologic and other scientific, technical, and economic information provided by CONSOL, as well as our assessment of the methodology and practices applied by CONSOL in formulating
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the estimates of coal resources and coal reserves disclosed in this report. We did not independently estimate coal resources or coal reserves from first principles as this was not required for the purposes of our audit.

We used standard engineering and geoscience methods, or a combination of methods, that we considered to be appropriate and necessary to establish the conclusions set forth herein. As in all aspects of mining property evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

This report is intended for use by CONSOL subject to the terms and conditions of its professional services agreement with BOYD. We also consent to CONSOL filing this report as a technical report summary with the SEC pursuant to Subpart 1300 and Item 601(b)(96) of Regulation S-K.

2.3    Expert Qualifications
BOYD is an independent consulting firm specializing in mining-related engineering and financial consulting services. Since 1943, BOYD has completed over 4,000 projects in the United States and more than 60 other countries. Our full-time staff comprises experts in: geology and geological modeling; civil, environmental, geotechnical, and mining engineering; mineral economics; and valuation and market analysis. Our extensive experience in coal resources/reserve estimation and our knowledge of the subject coal properties, provides BOYD an informed basis on which to opine on the reasonableness of the estimates provided by CONSOL. An overview of BOYD can be found on our website at www.jtboyd.com.

The individuals primarily responsible for this audit and the preparation of this report are by virtue of their education, experience, and professional association considered qualified persons as defined in S-K 1300.

Neither BOYD nor its staff employed in the preparation of this report have any beneficial interest in CONSOL, and are not insiders, associates, or affiliates of CONSOL. The results of our audit were not dependent upon any prior agreements concerning the conclusions to be reached, nor were there any undisclosed understandings concerning any future business dealings between CONSOL and BOYD. This report was prepared in return for fees based upon agreed commercial rates, and the payment for our services was not contingent upon our opinions regarding the project or approval of our work by CONSOL and its representatives.
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2.4    Principal Sources of Information
Information used in this assignment was obtained from: (1) CONSOL files, (2) discussions with CONSOL personnel, (3) records on file with regulatory agencies, (4) public sources, and (5) nonconfidential BOYD files.

The following information was provided by CONSOL:

•Year-end reserve statements and reports for 2021 and 2022.
•Exploration records (e.g., drilling logs, lab sheets).
•Geologic databases of lithology and coal quality.
•Computerized geologic models.
•Mapping data, with:
–Mineral tenure boundaries.
–Permit boundaries.
–Limits of previous mining.
•Mine plans, production schedules, and supporting documentation.
•Historical information, including:
–Production reports and reconciliation statements.
–Financial statements.
–Product sales and pricing.

Information from sources external to BOYD and/or CONSOL are referenced accordingly.

The data and work papers used in the preparation of this report are on file in our offices.

2.5    Personal Inspections
Although an inspection of the IMC was not conducted as part of this study, BOYD has a well-established knowledge of the subject mining operations. BOYD’s most recent visit to the Itmann No. 5 Mine and surrounding infrastructure was completed in May 2021.

2.6    Report Version
The estimates of coal resources and coal reserves presented in this technical report summary are effective as of December 31, 2022. The effective (i.e., “as of”) date of the report is December 31, 2022.
This is the second technical report summary filed by CONSOL for the IMC and supersedes the following previously filed report:

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John T. Boyd Company; February 2022; Technical Report Summary, Coal Resources and Coal Reserves, Itmann No. 5 Mine, Wyoming County, West Virginia (Report No. 2755.081).

The user of this document should ensure that this is the most recent disclosure of coal resources and coal reserves for the IMC as it is no longer valid if more recent estimates have been issued.

2.7    Units of Measure
The US customary measurement system has been used throughout this report. Tons are short tons of 2,000 pounds-mass. Unless otherwise stated, all currency is expressed in constant 2022 US Dollars ($).

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3.0    PROPERTY DESCRIPTION

3.1    Property Location
The IMC is an active underground coal mining and processing operation located in Wyoming and McDowell counties, West Virginia. The IMC comprises two properties: (1) a large contiguous block herein referred to as the Itmann Property, and (2) a small satellite property known as the Tug Fork Property. Figure 1.1 shows the locations of the two properties. CONSOL’s Itmann No. 5 Mine and the Itmann CPP are located on the Itmann Property. The Itmann No. 5 Mine currently produces from the P3 Seam and plans to mine coal from the P4 Seam in the near future. The planned Tug Fork Mine will mine coal from the Swell Seam at the Tug Fork Property.

The Itmann Property is located in Wyoming County, West Virginia. The town of Pineville is located at the southwestern corner of the Itmann Property, while the towns of Mullens and Itmann are located east and southeast of the property, respectively. The Itmann Property is approximately 50 miles south-southeast of Charleston. Twin Falls State Park overlies the northeastern portion of the Itmann No. 5 mine plan area, and the Guyandotte River forms the southern boundary of the Itmann Property. State Route 16, as well as the NS rail line, follow the Guyandotte River, running east-west across the southern extent of the Itmann Property. A network of secondary state and local roadways provides access throughout the property. Geographically, the Itmann No. 5 Mine portal is located at approximately 37° 35’ 23.65” N latitude and 81° 27’ 14.43” W longitude. The portal consists of a box cut that enters the P3 Seam from outcrop. The current Itmann CPP is located at the site of the former Itmann CPP, approximately 2.5 miles south of the portal. Figures 3.1 and 3.2 illustrate the general layout of the Itmann No. 5’s planned mining operations in the P3 and P4 seams, respectively.

The Tug Fork Property is located approximately 35 miles (by road) southwest of the Itmann Property, in McDowell County, West Virginia. The Tug Fork River, a tributary of the Big Sandy River, wraps around the property to the east, south, and southwest. The towns of Big Sandy and Roderfield lie on the opposite banks of the Tug Fork River, east of the property. US Route 52 follows the Tug Fork River, running east-west across the southern extent of the property. Figure 3.3 illustrates the general layout of the Tug Fork Property.

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3.2    Property Control
The Itmann Property comprises 270 tracts totaling approximately 20,224 acres of mineral and/or surface rights controlled by CONSOL. Ownership of the surface rights and the mineral rights is often severed for the properties. CONSOL and its predecessors have acquired the necessary rights to support development and operations through purchase or lease agreements with various parties.

In 2022, CONSOL acquired a coal mining lease for the Tug Fork Property, a 201-acre tract owned by Alawest, Inc.

As it is outside the scope of our expertise, BOYD has not independently verified ownership of the subject properties and the underlying property agreements. Ownership data including maps, deeds, lease agreements, and royalty rate furnished to us, have been accepted as being true and accurate for the purpose of this report.

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N
JTB
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls
State Park
10
97
SLAB FK
54
NS
Itmann No.5 Mine
Portal
Pineville
Mullens
97
NS/CSXT
GUYANDOTTE
RIVER
NS
16
10
16
Itmann
16
NS/CSXT
Itmann Coal
Preparation
Plant Site
PINNACLE
CK
Legend
Pocahontas No.3 Seam Reserve Boundary
Mine Plan Area
Mineral Control
Surface Permit Area (Existing and Future)
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
RAILROAD INDEX
Abbreviation
Name
CSXT
CSX Transportation, Inc.
NS
Norfolk Southern Corp.
SCALE (ft)
0
2000
4000
6000

**FIGURE 3.1**

Prepared For
**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023
Scale 1" = 6,000'

3-3

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DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
10
97
SLAB FK
P4 SLOPE ~430ft (8.0°)
54
NS
Itmann No.5 Mine
Portal
Itmann No.4 Mine (Inactive)
Mullens
NS/CSXT
97
Pineville
GUYANDOTTE
RIVER
16
NS
10
16
Itmann
Itmann Coal Preparation Plant Site
16
NS/CSXT
Legend
Pocahontas No.4 Seam Reserve Boundary
Mine Plan Area
Mineral Control
Surface Permit Area (Existing and Future)
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
PINNACLE
CK
RAILROAD INDEX
Abbreviation Name
CSXT CSX Transportation, Inc.
NS Norfolk Southern Corp.
SCALE (ft)
0 2000 4000 6000
John T. Boyd Company
February 2023
Scale 1" = 6,000'

3-4

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Q:\ENG_WP\2755.092\FIGURE 3-3.dwg

DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.

N
NS
16
16

**Legend**

Sewell Seam Reserve Boundary

- Mine Plan Area
- Mineral Control
- Underground Mined Areas with 200' Barrier
- (10) Major Road
- NS Major Railroad

RAILROAD INDEX

| Abbreviation | Name |
|---|---|
| CSXT | CSX Transportation, Inc. |
| NS | Norfolk Southern Corp. |

SCALE (ft)

0 500 1000 1500

# FIGURE 3.3

McDowell County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 1,500'

3-5

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3.2.1    Coal Ownership
CONSOL controls mining rights for nearly all the P3 and P4 seams within the Itmann Property limits through mineral ownership and long-term lease agreements with the Pocahontas Land Corporation and the Georgia-Pacific Corporation. A summary of controlled acres and coal is shown in Table 3.1 below.

Table 3.1: Summary of Coal Ownership

	All Tracts		Tracts Covering Coal Reserves
	Acres	%	Acres	%

Owned	674	3.3	674	5.2

Leased from:
Pocahontas Land Corp.	16,363	79.5	9,765	74.9
Georgia-Pacific Corp.	3,187	15.5	2,247	17.2
Subtotal	19,550	95.0	12,012	92.1

Adverse/Currently Uncontrolled	350	1.7	350	2.7

Total	20,574	100.0	13,036	100.0

As shown, the majority (95%) of the acreage is held under coal leases with lengthy terms and are subject to industry standard royalties.

CONSOL does not currently hold coal ownership or lease rights for a few disjointed tracts located within the limits of the Itmann Property. We believe, it is generally reasonable to assume that these tracts can be acquired or leased, as required to continue mining operations, during the ordinary course of business; however, there can be no assurance that such acquisitions or leases can be secured. In the unexpected event that CONSOL is unable to acquire the rights to mine these currently adverse tracts, the mine plan can be revised to allow CONSOL to circumvent (mine around) any adverse tract which is not acquired. It is BOYD’s opinion that adverse coal control does not pose a material risk to the estimate of coal reserves reported herein.

CONSOL, through its lease agreement, controls right to all of the Sewell Seam within the boundaries of the Tug Fork Property.

3.2.2    Surface Ownership
CONSOL reports it controls adequate surface rights to sustain planned mining operations in the near-term. Additional surface property will likely be required during the life of the mine for the placement of additional infrastructure. It is generally reasonable to
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assume the required property can be acquired or leased in the ordinary course of business; as such, we do not believe there is any undue risk associated with surface ownership to the estimated reserves reported herein.

3.3    Regulation and Liabilities
Mining and related support activities on the IMC properties are subject to various federal, state, and local environmental regulations. The more significant federal laws include:

•Clean Air Act
•Clean Water Act
•Surface Mining Control and Reclamation Act
•Endangered Species Act
•National Environmental Policy Act
•Comprehensive Environmental Response, Compensation, and Liability Act
•Resource Conservation and Recovery Act

Operations on the IMC properties must comply with other state, federal and local environmental laws in addition to those listed above. These laws include, for example, the Safe Drinking Water Act, the Emergency Planning and Community Right to Know Act, the Toxic Release Inventory, and the rules governing the use and storage of explosives regulated by the U.S. Bureau of Alcohol, Tobacco, and Firearms and the Department of Homeland Security.

As mandated by these laws and regulations, numerous permits are required for underground mining, coal preparation and related facilities, and other incidental activities. CONSOL reports that necessary permits are in place or applied for to support current operations. New permits or permit revisions may be necessary from time to time to facilitate future operations. Given sufficient time and planning, we believe that CONSOL should be able to secure new permits, as required, to maintain its planned operations within the context of the current regulations.

Permits generally require that the permittee post a performance bond in an amount established by the regulator program to: (1) provide assurance that any disturbance or liability created during mining operation is properly mitigated; and (2) assure that all regulations requirements of the permit are fully satisfied. CONSOL reports holding under $1 million in surety bonds to cover its obligations relating to mining and reclamation, mine subsidence, stream restoration, water loss, and dam safety. This level of bonding will increase over the life of the operations.

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Regular inspection of the mines and related facilities are conducted by the Mine Safety and Health Administration (MSHA) for health and safety compliance. On finding any violation of a health or safety standard, an inspector will issue a citation that specifies the standard violated and evaluates the gravity of the violation by several factors, including likelihood of injury. Any infraction that is reasonably likely to result in a serious injury or illness, or is caused by the operator's unwarrantable failure to comply with regulatory requirements, will carry additional fines and could result in temporary closure. Typically, the civil penalties for regular assessments are not considered material.

BOYD is not aware of any prohibition of mining and processing activities for the IMC. However, the reported coal reserves may be materially impacted by: CONSOL’s failure to comply with permit conditions and rules; delays in obtaining required government or other regulatory approvals or permits; CONSOL’s inability to obtain such required approvals or permits; or changes in governmental regulations.
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4.0    PHYSIOGRAPHY, ACCESSIBILITY, AND INFRASTRUCTURE

4.1    Topography, Elevation, and Vegetation
The IMC lies within the Appalachian Plateaus physiographic province of West Virginia. Terrain overlying the mine consists of steeply sloping hills, with approximately 1,000 ft of relief across the each of properties. Surface elevations range from 1,300 ft along the banks of the Guyandotte River near Pineville, to above 2,300 ft on some of the hilltops. Numerous streams traverse the surface of the two properties, which flow to the adjacent rivers.

Land cover within the area consists predominantly of mixed forest and pasture land interspersed with low-density (rural) residential areas.

4.2    Accessibility
The IMC is located near several small rural towns in southern West Virginia. The region has a rather extensive coal mining history, with many large-scale operations having previously existed in the area, as well as a limited number of coal mines still operating today. The surrounding counties have a population of approximately 200,000 people, according to 2019 census estimates.

General access to the properties is via a well-developed network of primary and secondary roads serviced by state and local governments. These roads offer direct access to the mine and processing facilities and are generally open year-round. Primary vehicular access to the Itmann Property is via State Route 10/16, which follows the north bank of the Guyandotte River. The NS railway runs along the south bank of the Guyandotte River. Primary vehicular access to the Tug Fork Property is via US Route 52, which follows the south bank of the Tug Fork.

4.3    Climate
Climate in the Itmann area is typical of southern West Virginia, with four distinct seasons: cold winters; hot and humid summers; and mild falls and springs. The average daily high temperatures are above freezing 12 months of year while the low temperatures drop below freezing 3 months of the year. Table 4.1 provides monthly

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average climate data collected from 2000 through 2022 in Beckley, West Virginia, which is located approximately 20 miles northeast of the Itmann No. 5 Mine.

Table 4.1: Monthly Average Climate Data, Beckley, WV

Average	Unit	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

High Temp	°F	45	47	58	59	67	77	85	80	72	66	59	42
Low Temp	°F	30	29	39	38	49	58	65	63	55	47	38	27

Precipitation	inches	2.4	6.5	5.0	5.8	5.2	6.0	3.5	7.0	2.3	3.0	1.7	3.3
	days	14	20	20	20	17	20	9	16	13	12	10	11

Snowfall	inches	7.4	9.5	1.8	1.5	-	-	-	-	-	-	0.1	14.1
	days	7	8	2	1	-	-	-	-	-	-	1	7

Source: National Oceanic and Atmospheric Administration

In general, the operating season for the Itmann No. 5 Mine is year-round. The surrounding area, which contains steep terrain with relatively high relief, has been prone to occasional flash flooding during heavy rain events. These extreme weather conditions are relatively rare in occurrence; however, there is the possibly that mining operations could be impacted during times of unusually heavy precipitation.

4.4    Infrastructure Availability and Sources
Coal extracted from the Itmann No. 5 Mine is currently transported via belts to surface stockpiles, where it is loaded onto highway trucks and transported to the Itmann CPP for beneficiation. The cleaned coal is loaded into railcars and transported on a Class 1 railroad operated by the NS to various end markets.

Several regional airports are located within 20 to 30 miles of the Itmann Property. Sources of electrical power, water, supplies, and materials are readily available. Electrical power is provided to the mines and facilities by regional utility companies. Water is supplied by public water services, surface impoundments, or water wells.

q:\eng_wp\2755.092 cei - itmann 22\wp\ch-4 - physiography acesss and infrastructure.docx
    JOHN T. BOYD COMPANY

5-1

5.0    HISTORY

5.1    Background
Extensive mining of the P3 Seam has been conducted to both the south and the east of the Itmann No. 5 Mine, both within and outside of the Itmann Property. To a lesser extent, the P4 Seam has been mined in an area overlying previous P3 Seam mining in the southern portions of the Itmann Property. The first Itmann mine was opened in 1916 by the Pocahontas Fuel Company. By 1954, the Itmann mine was the largest underground coal mine in West Virginia and 10th largest in the United States, extracting over two million tons of coal per year. In 1956, the Pittsburgh Consolidation Coal Company (a predecessor business to CONSOL) acquired the Pocahontas Fuel Company. During the 1970s, the Itmann mine complex was CONSOL’s largest operation in the CAPP, based on both annual production and number of employees. CONSOL ceased operating the Itmann mines in 1986 due to increasing mining costs and decreasing metallurgical coal prices.

In June 2019, CONSOL received MSHA identification number 4609569 for the Itmann No. 5 Mine. Development of the mine, including excavation of a box cut to access the P3 Seam, began shortly thereafter, with first coal production occurring in mid-2020. The mine reached operational status in late 2022. CONSOL received MSHA identification number 4609598 for the Itmann CPP in August 2020. CONSOL announced commissioning of the Itmann CPP in October 2022.

The Sewell Seam has been mined relatively extensively west and north of the proposed mining operations of the Tug Fork Property.

q:\eng_wp\2755.092 cei - itmann 22\january 2023 work\updated report\ch-5 - history updated.docx
    JOHN T. BOYD COMPANY

6-1

6.0    GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT

6.1    Regional Geology
CONSOL’s Itmann No. 5 Mine is located within the Appalachian Basin, an oblong sedimentary basin which extends from central Alabama to central New York State. The Appalachian Basin spans an area of about 185,000 square miles, with a length of around 1,075 miles, consisting of Paleozoic sedimentary rocks, dating from the Early Cambrian through the Early Permian periods.

The Appalachian Basin has informally been subdivided into three coal regions—the northern, central, and southern Appalachian Basin coal regions—based on characteristics of the sediments and the coals that are found there. The three coal regions contain both formal and informal coal fields. Physiographically, the Appalachian Basin is divided into four distinct provinces, which from east to west are: the Piedmont, the Blue Ridge, the Valley and Ridge, and the Appalachian Plateaus. CONSOL’s Itmann No. 5 Mine is located within the CAPP coal region of the Appalachian Plateaus province.

Regional structure of the properties’ coal seams is gently folded as a result of the nearby Pineville (west of the properties) and Mullens (east of the properties) Anticlines. The subject properties are located between these two features, which trend generally in a north-northeast/south-southwest orientation. The steepest dipping strata are located along the western flank of the Mullins Anticline, near the Guyandotte River. Strata throughout most of the properties dip at less than two degrees, on average, towards the northwest.

Bedrock of the immediate area consists of Pennsylvanian Age Pottsville Group lithologies, characterized predominantly by sandstone beds with subordinate shale, mudstone, and coal intervals. There are over 30 regionally identified coal seams, with at least 20 of these coal seams having been mined to some degree in the past. Coals produced from this region are bituminous in rank, and are generally considered to be high-grade coals, whether they are being sold into the steam-coal or met-coal markets.

6.2    Local Stratigraphy
Pennsylvanian Age sedimentary strata of the lower Pottsville Group comprise the majority of the stratigraphic units in and around the Itmann and Tug Fork properties. More specifically, the overlying strata include bedrock and coal seams contained in the Pocahontas Formation and the New River Formation, in order of deposition.
    JOHN T. BOYD COMPANY

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The strata of the local Pennsylvanian system lithologies are predominantly clastic sandstones containing subordinate amounts of coals and shales. The Pennsylvania Aged P3 and P4 seams are in the lower portion of the Pocahontas Formation, while the Sewell Seam is in the upper portion of the New River Formation. The stratigraphic relationships between the nearby lithologies are presented in Figure 6.1.

A generalized stratigraphic section showing overlying coal seams within each formation is presented in Figure 6.2, following this page.

6.2.1    Pocahontas Formation
The Pocahontas Formation is characterized predominantly by sandstone sequences, containing varying amounts of shales, siltstones, and coal beds. The coal beds are appropriately named the Pocahontas Coals, ranging from the lower-most Pocahontas No.1 coal seam, through the upper-most Pocahontas No. 7 coal seam. Unconformities are present at both the bottom and top of the Pocahontas Formation, with overall thicknesses generally ranging from approximately 400 ft to 700 ft. Many of the Pocahontas coal seams have been, and continue to be, mined in and around the study area.

6.2.2    New River Formation
The New River Formation is comprised predominantly of sandstones with grey/dark-grey shale beds, siltstones, and coals. The major coal beds in the New River Formation range from the upper-most Pocahontas coal seams (No. 8 and No. 9), the Fire Creek, War
    JOHN T. BOYD COMPANY

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Coal Seam
Sewell A
Sewell
Lower Seaboard
Welch
Little Raleigh A
Little Raleigh
Upper War Creek
War Creek Rider
War Creek (Pocahontas No. 11 / Beckley)
Lower War Creek
Little War Creek
Fire Creek (Pocahontas No. 9)
Lower Fire Creek
Little Fire Creek C
Little Fire Creek B
Little Fire Creek A
Pocahontas No. 8
Pocahontas No. 7
Pocahontas No. 6
Pocahontas No.4
Pocahontas No.3
Pennsylvanian System
Pottsville Group
New River Formation
Pocahontas Formation

**FIGURE 6.2**

**GENERALIZED STRATIGRAPHIC SECTION**
**ITMANN NO. 5 MINE PROPERTIES**
**CENTRAL APPALACHIA**
Wyoming & McDowell Counties, West Virginia

Prepared For
**CONSOL ENERGY INC.**

John T. Boyd Company | February 2023 | No Scale

Q:\ENG_WP\2755.092 CEI – Itmann 22\HSA\ITMANN CAD FILES\CAD – GROUP FILES 2022\FIGURE 6-2.dwg

6-4
Creek, Raleigh, Seaboard, and Sewell seams and their various splits and riders. In total, the New River Formation contains approximately 20 known coal beds. In the immediate study area, the thickness of the New River Formation increases from the northern portion of the state, reaching over 900 ft thick locally.

6.3    Coal Seam Geology
The P3 Seam is the predominant coal seam of significant economic interest for CONSOL within the Itmann Property. Historically, the P3 Seam has been one of the most important coal seams of the CAPP coalfields, due to its thickness and metallurgical properties. To a lesser extent, the overlying P4 Seam is also of economic interest for CONSOL within the Itmann Property. The Sewell Seam is the only coal seam of economic interest controlled by CONSOL within the Tug Fork Property.

6.3.1    Lithology
6.3.1.1    Pocahontas No. 3 Seam
The P3 Seam occurs locally as one 36-in. to 54-in. thick bench of coal, containing between 6 in. to 12 in. of impurities in the form of numerous shales, bony laminated coals, or narrow sulfur bands within the seam. Thickness of the P3 Seam throughout the Itmann No. 5 Mine area averages approximately 41 in. Figure 6.3, following this page, is a map showing P3 Seam thickness isopachs for the Itmann Property.

The stratigraphic position of the P3 Seam is well marked by a massive sandstone that overlies the coal bed in most locations. Available source data indicate the immediate roof material consists of a sandy shale (7 ft to 10 ft thick) containing interbedded sandstone, with the massive sandstone marker bed (120 ft thick) lying directly above the immediate roof. Floor material is generally a sandy shale interval, which should provide competent floor conditions.

Although available drill hole data do not specifically indicate the presence of sandstone channelization within the Itmann Property, channelization with some degree of seam scouring has been encountered in nearby P3 Seam mines in the past and are likely to be encountered periodically during mining operations at the Itmann No. 5 Mine.

JOHN T. BOYD COMPANY

6-5

Q:\ENG_WP\2755.092\FIGURE 6–3.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
10
97
54
16
NS
NS/CSXT
SLAB FK
Itmann No.5 Mine
Portal
Mullens
Pineville
GUYANDOTTE
RIVER
Itmann
Itmann Coal Preparation Plant Site
PINNACLE
CK
Legend
Pocahontas No.3 Seam Thickness (ft)
< 3.0
3.0 - 4.0
> 4.0
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
RAILROAD INDEX
Abbreviation Name
CSXT CSX Transportation, Inc.
NS Norfolk Southern Corp.
SCALE (ft)
0 2000 4000 6000

**FIGURE 6.3**
**MAP SHOWING**
**POCAHONTAS NO. 3 SEAM ISOPACHS**
**ITMANN NO. 5 MINE**
Wyoming County, West Virginia
Prepared For
**CONSOL ENERGY INC.**
John T. Boyd Company
February 2023
Scale 1" = 6,000'

6-5

    JOHN T. BOYD COMPANY

6-6
6.3.1.2    Pocahontas No. 4 Seam
The P4 Seam presents as laterally discontinuous lens-shaped coal deposit that ranges in thickness from 12-in. to over 86-in. The P4 generally contains 6 in. to 12 in. of impurities in the form of numerous shales, bony laminated coals, or narrow sulfur bands within the seam. Figure 6.4, on the following page, illustrates the thickness of the P4 seam at the Itmann Property.

The immediate roof of the P4 Seam is highly variable, consisting of dark gray/black shale, sandy shale, and sandstone. These roof conditions are similar to those encountered in the P4 Seam at the nearby Itmann No. 4 Mine.

6.3.1.3    Sewell Seam
The Sewell Seam occurs locally as one to four benches of coal totaling 30-in. to 48-in. in thickness and containing between 6 in. to 12 in. of impurities in the form of numerous shales, bony laminated coals, or narrow sulfur bands within the seam. Figure 6.5, on page 6-8, is a map showing Sewell Seam thickness isopachs for the Tug Fork Property.

The immediate roof of the Sewell Seam at the Tug Fork Property consists of 0 ft to 8 ft of dark gray/gray shale, overlain by sandy shales and sandstones.

    JOHN T. BOYD COMPANY

Q:\ENG_WP\2755.092\FIGURE 6-4.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
10
97
SLAB FK
54
NS
Mullens
Pineville
NS/CSXT
97
GUYANDOTTE
RIVER
16
NS
10
16
Itmann
Itmann Coal Preparation Plant Site
16
NS/CSXT
PINNACLE
CK

Legend

Pocahontas No.4 Seam Thickness (ft)

< 3.0 | 3.0 - 4.0 | > 4.0

- Mine Plan / Reserve Boundary
- Mineral Control
- Underground Mined Areas with 200' Barrier
- Major Road (10)
- Major Railroad (NS)

RAILROAD INDEX

| Abbreviation | Name |
|---|---|
| CSXT | CSX Transportation, Inc. |
| NS | Norfolk Southern Corp. |

SCALE (ft)
0 2000 4000 6000

**FIGURE 6.4**

**MAP SHOWING**

**POCAHONTAS NO. 4 SEAM ISOPACHS**

**ITMANN NO. 5 MINE**

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 6,000'

6-7

Q:\ENG_WP\2755.092\FIGURE 6-5.dwg

DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.

N
NS
16
16

**Legend**

Sewell Seam Thickness (ft)

- < 3.0
- 3.0 - 4.0
- > 4.0

- Mine Plan / Reserve Boundary
- Mineral Control
- Underground Mined Areas with 200' Barrier
- (10) Major Road
- NS Major Railroad

RAILROAD INDEX

| Abbreviation | Name |
|---|---|
| CSXT | CSX Transportation, Inc. |
| NS | Norfolk Southern Corp. |

SCALE (ft)

0 500 1000 1500

# FIGURE 6.5

## MAP SHOWING SEWELL SEAM ISOPACHS TUG FORK MINE

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 1,500'

6-8

6-9
6.3.2    Structure
6.3.2.1    Pocahontas No. 3 Seam
The P3 Seam coal bed outcrops at the southeastern portion of the Itmann Property, near the Guyandotte River, in the area where the mine portal box cut is located. Maximum depth of cover reaches over 1,400 ft in the northwestern portion of the property, as the seam generally dips towards the northwest, at less than two degrees on average. There are not any major structural faulting or tectonic features known to occur within the deposit. Small-displacement faults and compaction-related faults may be present but are not expected to materially affect mining operations.

The structural setting for the P3 Seam is generally considered to be simple in terms of geological complexity, as thickness and structure are relatively consistent as indicated by drilling data.

6.3.2.2    Pocahontas No. 4 Seam
The P4 Seam lies 40 to 108 ft above the P3 Seam and also outcrops at the southeastern portion of the Itmann Property, near the Guyandotte River. Maximum depth of cover reaches over 1,300 ft in the northwestern portion of the property, as the seam generally dips towards the northwest, at less than two degrees on average. There are no major structural faulting or tectonic features known to occur within the deposit. Small- displacement faults and compaction-related faults may be present but are not expected to materially affect mining operations.

The structural setting for the P4 Seam is generally considered to be simple in terms of geological complexity, as thickness and structure are relatively consistent as indicated by drilling data.

6.3.2.3    Sewell Seam
The Sewell coal bed outcrops along the Tug Fork River, which bounds the eastern and southern portions of the Tug Fork Property. Maximum depth of cover reaches over 800 ft in the northern portion of the property, as the seam generally dips towards the northwest at less than two degrees on average. There are not any major structural faulting or tectonic features known to occur within the deposit. Small-displacement faults and compaction-related faults may be present but are not expected to materially affect mining operations.

The structural setting for the Sewell Seam is generally considered to be simple in terms of geological complexity, as thickness and structure are relatively consistent as indicated by drilling data.
    JOHN T. BOYD COMPANY

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6.3.3    Coal Quality
Overall, the washed Itmann No. 5 coal product—a blend of P3, P4, and/or Sewell seam coals—is marketed as a low-volatile bituminous rank, low-ash, low-sulfur coal, exhibiting premium coking qualities. Average sulfur content (on a dry basis) is typically around or below 1.0%, with volatile matter averaging around 19%, well below the typical upper limit (21% - 23%) for low-volatile coals. Due to the long-standing history of mining the subject coal seams, their general quality characteristics and mining conditions are well-understood.

q:\eng_wp\2755.092 cei - itmann 22\wp\ch-6 - geological setting.docx
    JOHN T. BOYD COMPANY

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7.0    EXPLORATION DATA

7.1    Background
The P3, P4, and Sewell coal seams have an extensive exploration and mining history in the CAPP region, not only by CONSOL with its previous Itmann coal mines, but also with myriad other coal mining companies that successfully ran operations in this region in the past. The history of coal mining in the area dates back to the 1880s when the Norfolk & Western Railway completed a rail line to Pocahontas, Virginia, and subsequently began leasing mineral rights under their subsidiary Pocahontas Land Corporation to various coal companies.

Records from exploration drilling completed on the Itmann and Tug Fork properties comprise the primary data used in the evaluation of the coal resources. Maps illustrating the extents of the subject coal seams along with available electronic copies of original drilling and sampling logs and coal quality testing were provided for our review.

CONSOL provided written field and exploration guidelines which outline its standard exploration and sampling methodologies. These guidelines were compiled by personnel from various company-wide exploration departments in the 1980s, and are very thorough in regards to how CONSOL wanted drilling and sampling to be conducted. Topics covered standard procedures ranging from site safety and mapping, including how to: select proper drilling equipment, record accurate and detailed geological logs, perform coal sampling, supervise geophysical logging, and plug drill holes once work was complete. CONSOL’s provided exploration standards highlight their focus on obtaining consistent and accurate data from the various exploration campaigns they completed.

Due to many company-wide restructurings, closures of various mining operations, and reorganization of departments as CONSOL evolved as a company over its many years in existence, many specific drilling campaign reports, which would provide detailed information on the drilling and sampling methodologies utilized from year to year were placed into archival storage and were not provided for our review. While this limits the ability to provide a completely transparent and detailed overview of the work completed in exploring the properties, we believe CONSOL has also demonstrated that it has been very thorough in exploring and sampling, and have been successful in economically mining coal from the P3 and P4 seams in this region.

    JOHN T. BOYD COMPANY

7-2

7.2    Procedures
7.2.1    Drilling
7.2.1.1    Itmann Property
Drill holes on the Itmann Property were completed primarily by continuous core drilling methods, or a combination of continuous core drilling and air rotary drilling methods, with geophysical logs being run on most core holes.

CONSOL geologists were able to summarize the standard types of equipment and procedures they generally utilized in exploration work completed on the property. This information, combined with information BOYD was able to gather from our review of drilling records are as follows:

•Frequently used drilling equipment that is utilized during exploration, depending on the goal of a specific drilling and sampling program, consists generally of one or both of:
–Continuous NQ-sized (1.988 in. diameter) diamond core rigs.
–Air rotary with either 4-in. or 6-in. diameter barrels.
•Presently, core logging activities are completed in the field. Cored intervals are photographed, with special attention paid to the coal interval. Cored coal seam is initially photographed in its entirety, and then again on 1-ft intervals from top to bottom to provide a detailed record of the coal core prior to sampling.
•Coal roof rock (approximately 30 ft) and floor rock (up to 5 ft) are photographed and then boxed for archival purposes. Drilling campaigns from 2018 on have archival cores stored at CONSOL Headquarters, in Canonsburg, Pennsylvania. Historically, CONSOL maintained regionally located core repositories; however, these locations have been closed, and all core prior to 2018 have been disposed of.
•Geophysical logging on drill holes became standard starting in the mid-to-late 1970s. Prior to this time, geophysical logs were located for some drill holes; however, they were much less frequently noted in the provided drill hole data files. CONSOL has noted that geophysical logging is currently completed on all holes drilled.

Due to the previous knowledge of the P3 and P4 coal seams in and around the Itmann property, and the extent of historic exploration work, any recent drilling is generally for infilling areas with lower geologic assurance. In such instances, nearby drill hole records are referenced prior to commencing any new drill holes, to show the anticipated depth to the coal horizons.

Geophysical logs obtained from newly drilled holes are correlated by CONSOL geologists by aligning known “marker beds”, and then checking coal seam depths, elevations, and thicknesses to ensure seam continuity. These data are formatted and
    JOHN T. BOYD COMPANY

7-3

then imported into CONSOL’s geologic modeling and mine production forecasting programs.

BOYD’s review of the observed methodologies and procedures indicate the data obtained and utilized by CONSOL for the Itmann Property were carefully and professionally collected, prepared, and documented, conforming with general industry standards, and are appropriate for use of evaluating and estimating coal resources and reserves.

7.2.1.2    Tug Fork Property
While no detailed information regarding exploration drilling on the Tug Fork Property was provided for our review, complied results indicate that continuous core drilling methods were utilized.

7.2.2    Coal Quality Sampling
7.2.2.1    Itmann Property
Coal quality testing of the P3 and P4 seams was performed on many of the drill holes completed in and around the Itmann Property. Additional drilling and testing have been completed outside of the study area, at CONSOL’s previous operations. However, these data would not influence quality of the Itmann No. 5 Mine, and were not reviewed as part of this study.

The relatively dense core drilling coverage, combined with channel samples taken from underground development areas, provides a thorough understanding of the various potential coal products that could be mined from the Itmann Property.

All coal intercepts during recent exploration programs were geologically logged, photographed, and sampled in the field by CONSOL geologists. Explicit instructions are given to drilling teams to keep any cored coal intervals inside of core barrels until a CONSOL geologist is on-site to observe and record characteristics of the coal interval.

Sampling methodologies consist of first pushing the cored intervals of coal out of the core barrel, directly into a clean single-row wooden core box. Prior to removing coal core from the drilling barrel, the core box is lined with durable plastic sheeting, which helps retain moisture content and minimize coal core oxidation. Once the coal core is fully extruded from the core barrel, it is then inspected, photographed, and logged by the on-site geologist, and cardboard inserts are installed in the wooden core box to maintain coal core integrity.

    JOHN T. BOYD COMPANY

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Upon completing detailed recording (geologic logging and photographing) of the coal interval, coal cores are split into the desired intervals to be analyzed (i.e., entire seam, main bench, roof coal, etc.) and bagged. An order sheet is placed inside the sample bag, which specifies drill hole information, split information, and testing to be completed on the bagged sample. Sample bags are then zip tied closed, labeled, and then double bagged to eliminate incidental core loss due to potential damage during transportation to the testing lab. It is important to note that CONSOL has various internal departments that may request exploration and sampling work be conducted, and the requesting department is given priority as to how the coal intercept is split, and as to the types of coal analyses that are run.

CONSOL maintains all control of coal core samples, up to the point that samples are handed over to the lab performing testing. Once logging and sampling is complete, the sampled coal core intervals are transported to CONSOL headquarters by exploration personnel, at which time they are handed over to CONSOL’s quality control department. The quality control department arranges pick up by the selected lab that will perform the required analyses. Currently, CONSOL contracts standard coal washability analyses of the coal core independent laboratory (Geochemical Testing in Somerset, Pennsylvania). Any required petrographic analyses of the coal core are performed by another independent laboratory (Coaltech Petrographic Associates, Inc. in Murrysville, Pennsylvania). Standard washability analyses performed include moisture content (total and air dried at 60-mesh), full proximate, and specific gravity. Petrographic analyses consist of determining the coals rank and type in order to evaluate its ability to produce coke. In either situation, the lab manager signs off on the return analysis sheet, indicating that testing results are accurate and that the sample provided was sufficient for testing purposes.

Past programs utilized various accredited coal testing laboratories, again depending on what testing needed to be completed on the coal core at a given time. All analytical work was conducted to International Organization for Standardization (ISO) or ASTM International (ASTM) standards, and various available laboratory sample sheets were provided for review with drilling log data.

Available testing sheets were reviewed by BOYD during our drill hole data audit, and our review of the field and sampling procedures noted above showed that the general description and sampling work were conducted to appropriate standards. Based on the stated standards and laboratory used, BOYD considers the sample preparation and analytical procedures were adequate for the coal quality results for inclusion in geological modelling and coal resource estimation.
    JOHN T. BOYD COMPANY

7-5

7.2.2.2    Tug Fork Property
No detailed information regarding coal quality sampling on the Tug Fork Property was provided for our review.

7.2.3    Coal Washability Testing
7.2.3.1    Itmann Property
Analysis of the Itmann No. 5 Mine’s P3 and P4 seams drill core samples consisted of conducting coal washability tests (proximate analysis) at various specific gravities, generally ranging from 1.40 FL through 1.60 FL. Several core samples were analyzed for metallurgical coal properties (e.g., petrographics, fluidity, etc.).

Lab testing of the cored coal seam intervals was generally conducted by performing two analyses on a coal seam core sample: (1) a full seam analysis of the coal seam (including coal and all partings together), and (2) individual analyses performed on each individual coal and parting split encountered during drilling. This method provides additional information to be able to assess the ability to target thinner benches and maximize quality intervals of coal seams.

Although it was noted that CONSOL generally does not perform any randomized sample verification in order to conduct quality control testing of individual coal analyses, the generally low variation of quality results over the Itmann Property lends itself as somewhat of a check that resulting analyses are in-line with anticipated product coal quality.

7.2.3.2    Tug Fork Property
No detailed information regarding coal washability testing on the Tug Fork Property was provided for our review.

7.2.4    Other Exploration Methods
There were no other methods of exploration (such as airborne or ground geophysical surveys) reported to have been completed on the properties.

    JOHN T. BOYD COMPANY

7-6

7.3    Results
7.3.1    Summary of Exploration
7.3.1.1    Itmann Property
A total of 310 drill holes and in-mine sample locations are distributed in and around the Itmann Property. The distribution of these drill holes is shown on Figure 7.1, following this page. For the P3 Seam, a total of 152 of these drill holes were sampled and analyzed for coal quality, with 18 petrographic analyses being performed. For the P4 Seam, nine core hole samples were subjected to proximate analysis testing and petrographic analysis was completed on one sample. Lithologic and coal quality data from these holes only were used for geologic modeling and coal resource assessment of the property.

General descriptive statistics for the P3 Seam are provided in Table 7.1. Our analysis of drilling data indicates that the P3 Seam begins to thin towards the northern portion of the property. The CONSOL underground mine plan has been developed to avoid areas containing less than a 3-ft minimum P3 Seam thickness.

Table 7.1: Descriptive Statistics, Pocahontas No. 3 Seam Interval Thickness and Coal Qualities

	Units	Mean	Minimum	Maximum	Standard Deviation	Coefficient of Variance

Seam Thickness	feet	3.46	2.45	4.60	0.63	0.18

Apparent Specific Gravity	g/cc	1.69	1.41	2.25	0.16	0.09

Raw Coal Quality
Ash	%	42.49	24.42	60.54	7.31	0.17
Sulfur	%	0.86	0.51	1.80	0.21	0.24
Heating Value	btu/lb	8,155	5,135	10,893	1,075	0.13
Volatile Matter	%	13.17	10.14	15.32	0.97	0.07

Clean Coal Quality (1.50 Float)
Yield(1)%		48.79	11.07	76.88	13.26	0.27
Ash	%	6.81	4.60	10.84	1.65	0.24
Sulfur	%	0.97	0.77	1.43	0.10	0.10
Heating Value	btu/lb	14,408	13,939	14,688	118	0.01
Volatile Matter	%	18.99	17.17	20.49	0.60	0.03

Notes:
(1)Includes the impact of mining out-of-seam dilution.

    JOHN T. BOYD COMPANY

Q:\ENG_WP\2755.092\FIGURE 7-1.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
SLAB FK
10
97
54
NS
NS/CSXT
Pineville
GUYANDOTTE
RIVER
16
Itmann No.5 Mine
Portal
Mullens
Itmann
Itmann Coal Preparation Plant Site
PINNACLE
CK
Legend
Mine Plan / Reserve Boundary
Mineral Control
Drill Hole Location
Drill Hole Location with Quality Data
Drill Hole Location with Quality and Petrographic Data
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
RAILROAD INDEX
Abbreviation Name
CSXT CSX Transportation, Inc.
NS Norfolk Southern Corp.
SCALE (ft)
0 2000 4000 6000

**FIGURE 7.1**

**MAP SHOWING**

**DRILL HOLE LOCATIONS**

**POCAHONTAS NO. 3 SEAM**

**ITMANN NO. 5 MINE**

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 6,000'

7-7

7-8
The results of petrographic analyses for the P3 Seam are summarized in Table 7.2.

Table 7.2: Descriptive Statistics, Pocahontas No. 3 Seam Metallurgical Coal Properties

	Units	Mean	Minimum	Maximum	Standard Deviation	Coefficient of Variance

Seam Thickness	ddpm	275	33	825	267	0.97
Heating Value	vrf	1.56	1.49	1.64	0.05	0.03
Volatile Matter		56	53	60	1	0.03

General descriptive statistics for the P4 Seam are provided in Table 7.3

Table 7.3: Descriptive Statistics, Pocahontas No. 4 Seam Interval Thickness and Coal Qualities

	Units	Mean	Minimum	Maximum	Standard Deviation	Coefficient of Variance

Seam Thickness	feet	3.13	-	7.17	1.90	0.61

Apparent Specific Gravity	g/cc	1.40	1.32	1.67	0.12	0.09

Clean Coal Quality (1.60 Float)
Yield	%	89.63	62.94	100.00	11.66	0.13
Ash	%	6.33	4.05	9.79	1.83	0.29
Sulfur	%	0.78	0.63	0.98	0.12	0.16
Heating Value	btu/lb	14,680	14,143	14,964	294	0.02
Volatile Matter	%	18.78	17.76	20.03	0.72	0.04

The results of petrographic analysis for the P4 Seam are summarized in Table 7.4.

Table 7.4: Pocahontas No. 4 Seam Metallurgical Coal Properties

	Units	Test Result

Max Fluidity	ddpm	122
Reflectance	vrf	1.64
Coke Stability		29

7.3.1.2    Tug Fork Property
The results of 67 drill holes and in-mine and outcrop measurements were provided for the Tug Fork Property. The distribution of these drill holes is shown on Figure 7.2, following this page. Limited coal quality data (less than nine samples) were provided for

    JOHN T. BOYD COMPANY

Q:\ENG_WP\2755.092\FIGURE 7-2.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
SLAB FK
10
97
54
NS
Mullens
NS/CSXT
Pineville
GUYANDOTTE
RIVER
16
NS
Itmann
Itmann Coal Preparation Plant Site
NS/CSXT
PINNACLE
CK
Legend
Mine Plan / Reserve Boundary
Mineral Control
Drill Hole Location
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
RAILROAD INDEX
Abbreviation Name
CSXT CSX Transportation, Inc.
NS Norfolk Southern Corp.
SCALE (ft)
0 2000 4000 6000

**FIGURE 7.2**

Wyoming County, West Virginia

Prepared For
**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023
Scale 1" = 6,000'

7-9

7-10
the Sewell Seam on the Tug Fork Property. General descriptive statistics for the Sewell Seam are provided in Table 7.5.

Table 7.5: Descriptive Statistics, Sewell Seam Interval Thickness and Coal Qualities

	Units	Mean	Minimum	Maximum	Standard Deviation	Coefficient of Variance

Seam Thickness	feet	3.22	0.70	5.68	1.12	0.35

Apparent Specific Gravity	g/cc	1.50	1.38	1.68	0.10	0.07

Clean Coal Quality (1.50 Float)
Yield	%	65.71	38.64	84.38	14.10	0.21
Ash	%	5.05	4.13	6.00	0.58	0.11
Sulfur	%	0.78	0.64	1.03	0.11	0.14
Heating Value	btu/lb	14,962	14,847	15,026	81	0.01
Volatile Matter	%	20.32	19.60	20.83	0.45	0.02

7.3.2    Adequacy of Exploration
BOYD’s review indicates that in general: (1) extensive drilling and sampling work has been completed on the subject properties, (2) we believe the work completed has been done so by competent personnel, and (3) the amount of data available combined with wide-spread knowledge of the P3, P4, and Sewell seams, is sufficient to confirm seam uniformity and continuity throughout the subject deposits.

7.4    Data Verification
For purposes of this report, BOYD did not verify historic drill hole data by conducting independent drilling in areas already explored. It is customary in preparing coal resource and reserve estimates to accept basic drilling and coal quality data as provided by the client subject to the reported results being judged representative and reasonable.

BOYD’s efforts to judge the appropriateness and reasonability of the source exploration data included reviewing a representative sample of drilling logs and coal quality test results for holes located in unmined portions of the Itmann Property. These records were compared with their corresponding database records for transcription errors; of which none were found. Lithologic and coal quality data points were compared via visual and statistical inspection with geologic mapping and cross-sections.

q:\eng_wp\2755.092 cei - itmann 22\wp\ch-7 - exploration data.docx

    JOHN T. BOYD COMPANY

Q:\ENG_WP\2755.092\FIGURE 7-3.dwg

DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
N
JTB
NS
16
16
Legend
Mine Plan / Reserve Boundary
Mineral Control
Drill Hole Location
Underground Mined Areas with 200' Barrier
10
Major Road
NS
Major Railroad
RAILROAD INDEX
Abbreviation
Name
CSXT
CSX Transportation, Inc.
NS
Norfolk Southern Corp.
SCALE (ft)
0
500
1000
1500
FIGURE 7.3
MAP SHOWING
DRILL HOLE LOCATIONS
SEWELL SEAM
TUG FORK MINE
Wyoming County, West Virginia
Prepared For
CONSOL ENERGY INC.
JTB
John T. Boyd Company
February 2023
Scale 1" = 1,500'

7-11

8-1

8.0    SAMPLE PREPARATION, ANALYSIS, AND SECURITY

The reader is referred to Sections 7.2 and 7.3 of this report for details regarding sample preparation, analysis, and security.

q:\eng_wp\2755.092 cei - itmann 22\wp\ch-8 -sample prep.docx
    JOHN T. BOYD COMPANY

        9-1

9.0    DATA VERIFICATION

The reader is referred to Section 7.4     of this report for details regarding data verification.

q:\eng_wp\2755.092 cei - itmann 22\wp\ch-9 - data verification.docx
    JOHN T. BOYD COMPANY

10-1

10.0    MINERAL PROCESSING AND METALLURGICAL TESTING

Information regarding coal washability testing is provided in Chapter 7.

q:\eng_wp\2755.092 cei - itmann 22\wp\ch-10 - mineral process.docx
    JOHN T. BOYD COMPANY

11-1

11.0    COAL RESOURCE ESTIMATE

11.1    Applicable Standards and Definitions
Unless noted, coal resource and coal reserve estimates disclosed herein are done so in accordance with the standards and definitions provided by S-K 1300. It should be noted that BOYD considers the terms “mineral” and “coal” to be generally interchangeable within the relevant sections of S-K 1300.

Estimates of coal resources and reserves are always subject to a degree of uncertainty. The level of confidence that can be applied to a particular estimate is a function of, among other things: the amount, quality, and completeness of exploration data; the geological complexity of the deposit; and economic, legal, social, and environmental factors associated with mining the resource/reserve. By assignment, BOYD used the definitions provided in S-K 1300 to describe the degree of uncertainty associated with the estimates reported herein.

The definition of mineral (coal) resource provided by S-K 1300 is:

Mineral resource is a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.

Estimates of coal resources are subdivided to reflect different levels of geological confidence into measured (highest geologic assurance), indicated, and inferred (lowest geologic assurance)

11.2    Coal Resources
11.2.1    Methodology
Based on provided information, CONSOL’s coal resources (and coal reserves) estimation and modeling techniques consist of:

1.Interpreted and correlated coal seam intercepts are compiled and validated. Seam thickness is aggregated and coal qualities are composited, based on assumed mining methods, for each data point.
    JOHN T. BOYD COMPANY

11-2

2.Resource classification regions are derived from the data points.
3.ROM coal thickness and coal qualities for each data point are derived from the application of dilution parameters.
4.Clean product qualities for each data point are derived for coal washability analysis and plant efficiency factors.
5.The approved LOM design is subdivided into small mining blocks and sequenced using mine planning software.
6.In-place, ROM, and clean product estimates of coal volume and qualities for each mining block are estimated within the mine planning software by inverse distance interpolation of the data points developed in Steps 1 and 2.
7.The mining blocks (and associated volumetric data) are further subdivided by resource classification and property tract polygons.
8.Relevant regional and periodic summaries are prepared to support planning and coal resource/reserve reporting.

11.2.2    Criteria
Development of the coal resource estimate for the IMC assumes mining using standard underground development and CM mining methods and equipment, which have been utilized in four other operations by CONSOL in the Itmann area in the past.

Minimum seam thicknesses of 36 in. for the P3 and P4 seams and 34 in. for the Sewell Seam were used to limit the coal resources. There were not any other cut-offs applied.

11.2.3    Classification
Geologic assuredness is established by the availability of both structural (thickness and elevation) and quality information for the subject coal seams. Classification is generally based on the concentration or spacing of exploration data, which can be used to demonstrate the geologic continuity of the deposit. Table 11.1 provides the general criteria employed in the classification of the coal resources.

Table 11.1: Coal Resource Classification Criteria

Classification	Data Point Spacing
(Geologic Confidence)	Feet			Miles

Measured	0	–	2,640	0	–	0.50
Indicated	2,640	–	7,920	0.50	–	1.50
Inferred	7,920	–	15,840	1.50	–	3.00

    JOHN T. BOYD COMPANY

11-3

Extrapolation or projection of resources in any category beyond any data point does not exceed half the point spacing distance.

BOYD reviewed the classification criteria employed by CONSOL with regards to data density, data quality, geological continuity and/or complexity, and estimation quality. The subject coal seams are well-known and of relatively low complexity. We believe these criteria appropriately reflect the interpreted geology and the estimation constraints of the deposits. Coal resources in the Itmann and Tug Fork properties area are well-defined throughout nearly all areas of the mine plan. Observed drill hole spacing averages approximately 1,000 ft and generally ranges between 500 ft and 2,000 ft over most of the mine plan area.

11.2.4    Coal Resource Estimate
There are no reportable coal resources excluding those converted to coal reserves for the IMC. Quantities of coal controlled by CONSOL within the defined boundaries of properties which are not reported as coal reserves are not considered to have potential economic viability; as such, they are not reportable as coal resources.

11.2.5    Validation
BOYD independently estimated coal resources and reserves for portions of CONSOL’s mine plan representing approximately 32 years of various types of mining under full-capacity conditions and other current operating assumptions. Our analysis utilized industry-standard grid modeling and estimation techniques and resulted in no material differences with estimates provided by CONSOL.

Based on our review of CONSOL’s well-documented geologic modeling and estimation techniques and the results of our data validation efforts (described earlier), we are of the opinion that CONSOL’s resource estimation procedures are reasonable and appropriate.

q:\eng_wp\2755.081 cei itmann\wp\rpt\final\ch-11 - coal resources.docx
    JOHN T. BOYD COMPANY

12-1

12.0    COAL RESERVES ESTIMATE

12.1    Applicable Standards and Definitions
Unless noted, coal resource and coal reserve estimates disclosed herein are done so in accordance with the standards and definitions provided by S-K 1300. It should be noted that BOYD considers the terms “mineral” and “coal” to be generally interchangeable within the relevant sections of S-K 1300.

Estimates of coal resources and reserves are always subject to a degree of uncertainty. The level of confidence that can be applied to a particular estimate is a function of, among other things: the amount, quality, and completeness of exploration data; the geological complexity of the deposit; and economic, legal, social, and environmental factors associated with mining the resource/reserve. By assignment, BOYD used the definitions provided in S-K 1300 to describe the degree of uncertainty associated with the estimates reported herein.

The definition of mineral (coal) reserve provided by S-K 1300 is:

Mineral reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

Estimates of coal reserves are subdivided to reflect geologic confidence, and potential uncertainties in the modifying factors, into proven (highest assurance) and probable.

    JOHN T. BOYD COMPANY

12-2

Figure 12.1 shows the relationship between coal resources and coal reserves.

Figure 12.1: Relationship Between Coal Resources and Coal Reserves

In this report, the term “coal reserves” represents the tonnage and coal quality that will be available for sale after beneficiation of the ROM coal.

12.2    Coal Reserves
12.2.1    Methodology
The coal reserve estimates have been prepared using generally accepted industry methodology to provide reasonable assurance that the coal reserves are economic and recoverable as of the date of estimation.

12.2.2    Parameters and Assumptions
The underground mining operations use conventional CM room-and-pillar mining methods. The underground mine plans address anticipated geologic, geotechnical, and hydrogeologic conditions. Mining and processing parameters are revised periodically, to assure that the conversion of in-place coal to saleable product are: (1) in reasonable conformity with present and recent historical operational performance; and (2) reflective of expected mining and processing operations.

    JOHN T. BOYD COMPANY

12-3

Expected mining recovery is dependent on numerous factors associated with CM mining and ranges from 30% to over 56% in the proposed mine plan. The estimated average mining recovery for the IMC is approximately 40% and is considered reasonable.

Clean coal estimates are based on washability data, adjusted to reflect practical yields achieved by the preparation plant. The preparation plant efficiency used in the estimation of coal reserves is 95%. The average product yield for the coal reserves is 62.4% at an as-received product moisture of 7.0%. Figures 12.2–12.4 depict the estimated product yields for the P3, P4, and Sewell seams, respectively.

12.2.3    Classification
Proven and probable coal reserves are derived from measured and indicated coal resources, respectively, in accordance with S-K 1300. BOYD is satisfied that the stated coal reserve classification reflects the outcome of technical and economic studies. Figures 12.5–12.7 illustrate the reserve classification of the P3, P4, and Sewell seams, respectively.

12.2.4    Coal Reserve Estimate
CONSOL’s estimated underground mineable coal reserves for the IMC total 28.7 million recoverable (clean) product tons remaining as of December 31, 2022. The coal reserves reported in Table 12.1 (page 12-10) are based on the approved LOM plans which, in BOYD’s opinion, are technically achievable and economically viable after the consideration of all material modifying factors.

    JOHN T. BOYD COMPANY

Q:\ENG_WP\2755.092\FIGURE 12-2.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
SLAB FK
10
97
54
NS
Itmann No.5 Mine
Portal
Mullens
NS/CSXT
Pineville
GUYANDOTTE
RIVER
16
Itmann
Itmann Coal Preparation Plant Site
PINNACLE
CK
Legend
Pocahontas No.3 Seam 1.50 Float Yield (%)
< 40
40 - 50
> 50
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
RAILROAD INDEX
Abbreviation | Name
CSXT | CSX Transportation, Inc.
NS | Norfolk Southern Corp.
SCALE (ft)
0 2000 4000 6000

**FIGURE 12.2**

Wyoming County, West Virginia

Prepared For
**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023
Scale 1" = 6,000'

12-4

Q:\ENG_WP\2755.092\FIGURE 12-3.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
10
97
SLAB FK
54
NS
Mullens
NS/CSXT
Pineville
GUYANDOTTE
RIVER
16
NS
10
16
Itmann
Itmann Coal Preparation Plant Site
NS/CSXT
PINNACLE
CK
Legend
Pocahontas No.4 Seam 1.50 Float Yield (%)
< 60
60 - 70
> 70
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
RAILROAD INDEX
Abbreviation Name
CSXT CSX Transportation, Inc.
NS Norfolk Southern Corp.
SCALE (ft)
0 2000 4000 6000

**FIGURE 12.3**

**MAP SHOWING**

**PRODUCT YIELD ISOPLETHS**

**POCAHONTAS NO. 4 SEAM**

**ITMANN NO. 5 MINE**

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 6,000'

12-5

Q:\ENG_WP\2755.092\FIGURE 12-4.dwg

DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
N
NS
16
16
Legend
Sewell Seam 1.50 Float Yield (%)
< 50
50 - 60
> 60
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
10
Major Road
NS
Major Railroad
RAILROAD INDEX
Abbreviation
Name
CSXT
CSX Transportation, Inc.
NS
Norfolk Southern Corp.
SCALE (ft)
0
500
1000
1500

**FIGURE 12.4**

**MAP SHOWING**

**PRODUCT YIELD ISOPLETHS**

**SEWELL SEAM**

**TUG FORK MINE**

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 1,500'

12-6

Q:\ENG_WP\2755.092\FIGURE 12-5.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
SLAB FK
10
54
NS
Itmann No.5 Mine
Portal
Mullens
NS/CSXT
97
Pineville
GUYANDOTTE
RIVER
16
NS
10
16
Itmann
Itmann Coal Preparation Plant Site
16
NS/CSXT
PINNACLE
CK
Legend
Pocahontas No.3 Seam Reserve Classification
Proven
Probable
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
RAILROAD INDEX
Abbreviation Name
CSXT CSX Transportation, Inc.
NS Norfolk Southern Corp.
SCALE (ft)
0 2000 4000 6000
Prepared For
CONSOL ENERGY INC.
John T. Boyd Company
February 2023
Scale 1" = 6,000'

12-7

Q:\ENG_WP\2755.092\FIGURE 12-6.dwg

DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.

N
JTB
10
97
Twin Falls
State Park
SLAB FK
54
NS
Mullens
NS/CSXT
97
Pineville
GUYANDOTTE
RIVER
16
NS
10
16
Itmann
Itmann Coal
Preparation
Plant Site
16
NS/CSXT
PINNACLE
CK

## Legend

Pocahontas No.4 Seam Reserve Classification

Proven | Probable

- Mine Plan / Reserve Boundary
- Mineral Control
- Underground Mined Areas with 200' Barrier
- (10) Major Road
- NS Major Railroad

| RAILROAD INDEX | |
|---|---|
| Abbreviation | Name |
| CSXT | CSX Transportation, Inc. |
| NS | Norfolk Southern Corp. |

SCALE (ft)

0 2000 4000 6000

# FIGURE 12.6

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

JTB John T. Boyd Company

February 2023

Scale 1" = 6,000'

12-8

Q:\ENG_WP\2755.092\FIGURE 12-7.dwg

DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
N
NS
16
16
Legend
Sewell Seam Reserve Classification
Proven
Probable
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
10
Major Road
NS
Major Railroad
RAILROAD INDEX
Abbreviation
Name
CSXT
CSX Transportation, Inc.
NS
Norfolk Southern Corp.
SCALE (ft)
0
500
1000
1500
FIGURE 12.7
MAP SHOWING
RESERVE CLASSIFICATION
SEWELL SEAM
TUG FORK MINE
Wyoming County, West Virginia
Prepared For
CONSOL ENERGY INC.
John T. Boyd Company
February 2023
Scale 1" = 1,500'

12-9

12-10
TABLE 12.1

			ESTIMATED COAL RESERVES AS OF 31 DECEMBER 2022 ITMANN MINING COMPLEX West Virginia Prepared For CONSOL ENERGY INC.
			By John T. Boyd Company Mining and Geological Consultants February 2023

		Product Tons (thousands)			Average Product Quality (Dry Basis)
			By Permit Status		%			Heating Value (Btu/lb)	Free Swelling Index
Control	Classification	Total	Permitted	Not Permitted	Ash	Volatile Matter	Sulfur

Itmann No. 5 Mine - Pocahontas No. 3 Seam

Owned	Proven	517	-	517	6.5	19.6	0.99	14,328	7.9
	Probable	1,231	-	1,231	6.7	19.6	0.98	14,326	7.8
	Subtotal	1,748	-	1,748	6.7	19.6	0.99	14,326	7.8

Leased	Proven	11,561	3,706	7,855	7.6	19.1	0.99	14,405	7.8
	Probable	10,547	868	9,679	7.7	19.5	1.06	14,391	7.7
	Subtotal	22,108	4,574	17,534	7.7	19.3	1.02	14,398	7.7

Total	Proven	12,078	3,706	8,372	7.6	19.2	0.99	14,401	7.8
	Probable	11,778	868	10,910	7.6	19.5	1.05	14,384	7.7
	Total	23,856	4,574	19,282	7.6	19.4	1.02	14,393	7.7

Itmann No. 5 Mine - Pocahontas No. 4 Seam

Owned	Proven	344	-	344	4.4	18.5	0.70	14,880	6.3
	Probable	95	-	95	4.5	18.6	0.71	14,885	6.3
	Subtotal	439	-	439	4.4	18.5	0.70	14,881	6.3

Leased	Proven	3,483	-	3,483	4.9	18.6	0.75	14,728	6.8
	Probable	454	-	454	4.9	18.8	0.73	14,855	6.5
	Subtotal	3,937	-	3,937	5.4	18.7	0.75	14,742	6.8

Total	Proven	3,827	-	3,827	5.4	18.6	0.75	14,741	6.8
	Probable	549	-	549	4.9	18.7	0.72	14,860	6.5
	Total	4,376	-	4,376	5.3	18.7	0.75	14,756	6.7

Tug Fork Mine - Sewell Seam

Leased	Proven	447	447	-	5.3	20.3	0.84	14,899	8.0
	Probable	1	1	-	5.4	20.2	0.83	14,898	8.0
	Subtotal	448	448	-	5.3	20.3	0.84	14,899	8.0

Total	Proven	447	447	-	5.3	20.3	0.84	14,899	8.0
	Probable	1	1	-	5.4	20.2	0.83	14,898	8.0
	Total	448	448	-	5.3	20.3	0.84	14,899	8.0

Total - All Mines and Seams

Owned	Proven	861	-	861	5.6	19.2	0.87	14,548	7.2
	Probable	1,326	-	1,326	6.6	19.5	0.96	14,366	7.7
	Subtotal	2,187	-	2,187	6.2	19.4	0.93	14,438	7.5

Leased	Proven	15,491	4,153	11,338	7.1	19.1	0.94	14,491	7.6
	Probable	11,002	869	10,133	7.6	19.5	1.04	14,410	7.6
	Subtotal	26,493	5,022	21,471	7.3	19.3	0.98	14,458	7.6

Total	Proven	16,352	4,153	12,199	7.0	19.1	0.93	14,494	7.5
	Probable	12,328	869	11,459	7.5	19.5	1.03	14,406	7.7
	Total	28680	5,022	23,658	7.2	19.3	0.98	14,456	7.6

Q:\ENG_WP\2755.092 CEI - Itmann 22\WP\REPORT\[Table 12.1.xlsx]Table 12.1
    JOHN T. BOYD COMPANY

12-11
Coal reserves for the IMC are summarized in Table 12.2.

Table 12.2: Coal Reserves Summary
		Product Tons (thousands) by Classification
Mine	Seam	Proven	Probable	Total
Itmann No. 5	Pocahontas No. 3	12,078	11,778	23,856
	Pocahontas No.4	3,827	549	4,376
	Subtotal	15,905	12,327	28,232
Tug Fork	Sewell	447	1	448
Total		16,352	12,328	28,680

The reported reserves include only coal which is reportedly leased or owned as of December 31, 2022. CONSOL controls leases for approximately 26.5 million product tons, or 92.4% of the coal reserves.

At the time of reporting, approximately 5.0 million product tons (approximately 18% of the reported reserves) are permitted for mining by appropriate federal and state regulatory authorities. The remaining 23.7 million product tons are not permitted; however, it is expected that all necessary permits to recover the remaining coal will be obtained in advance of mining.

The coal reserves of the IMC are well-explored and defined. It is our conclusion that approximately 57% of the stated reserves can be classified in the proven reliability category (the highest level of assurance) with the remainder classified as probable. Given the relative uniformity of the subject coal seams in and around the IMC properties, it is reasonable to assume that further exploration and testing will confirm the occurrence of coal reserves and increase the percentage reportable as proven.

    JOHN T. BOYD COMPANY

12-12
Table 12.3 below summarizes the washed coal quality for the IMC. The reported coal reserves generally consist of premium quality low-volatile metallurgical coal.

Table 12.3: Coal Reserves Product Quality Summary
		Average Product Quality (Dry Basis)
		%			Heating Value (Btu/lb)	Free Swelling Index
Mine	Seam	Ash	Volatile Matter	Sulfur
Itmann No. 5	Pocahontas No. 3	7.6	19.4	1.02	14,393	7.7
	Pocahontas No.4	5.3	18.7	0.75	14,756	6.7
Tug Fork	Sewell	5.3	20.3	0.84	14,899	8.0
Average		7.2	19.3	0.98	14,456	7.6

Figures 12.8–12.10 illustrate the product ash of the P3, P4, and Sewell seams, respectively. Figures 12.11–12.13 illustrate the product sulfur content of the P3, P4, and Sewell seams, respectively.

The Itmann properties and surrounding areas have a well-established history of underground coal mining. CONSOL also has a well-established history of mining and marketing coal from the region, having operated four previous mines in the immediate vicinity of the Itmann No. 5 Mine. BOYD has concluded that sufficient studies have been undertaken to enable the coal resources to be converted to coal reserves based on current operating methods and practices. Changes in the factors and assumptions employed in these studies may materially affect the coal reserve estimate.

The extent to which the coal reserves may be affected by any known geological, operational, environmental, permitting, legal, title, variation, socio-economic, marketing, political, or other relevant issues has been reviewed as warranted. It is the opinion of BOYD that CONSOL has appropriately mitigated, or has the operational acumen to mitigate, the risks associated with these factors. BOYD is not aware of any additional risks that could materially affect the development of the reserves.

    JOHN T. BOYD COMPANY

Q:\ENG_WP\2755.092\FIGURE 12-8.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
10
97
SLAB FK
54
NS
Itmann No.5 Mine
Portal
Mullens
NS/CSXT
Pineville
GUYANDOTTE
RIVER
NS
16
Itmann
Itmann Coal Preparation Plant Site
NS/CSXT
PINNACLE
CK
Legend
Pocahontas No.3 Seam 1.50 Float Ash (%)
< 7.0
7.0 - 9.0
> 9.0
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
RAILROAD INDEX
Abbreviation Name
CSXT CSX Transportation, Inc.
NS Norfolk Southern Corp.
SCALE (ft)
0 2000 4000 6000

**FIGURE 12.8**

**MAP SHOWING**

**PRODUCT ASH ISOPLETHS**

**POCAHONTAS NO. 3 SEAM**

**ITMANN NO. 5 MINE**

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 6,000'

12-13

Q:\ENG_WP\2755.092\FIGURE 12-9.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
10
97
SLAB FK
54
NS
Mullens
NS/CSXT
97
Pineville
GUYANDOTTE
RIVER
16
NS
10
16
Itmann
Itmann Coal Preparation Plant Site
16
NS/CSXT
Legend
Pocahontas No.4 Seam 1.60 Float Ash (%)
< 7.0
7.0 - 8.0
> 8.0
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
PINNACLE
CK
RAILROAD INDEX
Abbreviation
Name
CSXT
CSX Transportation, Inc.
NS
Norfolk Southern Corp.
SCALE (ft)
0
2000
4000
6000

**FIGURE 12.9**

**MAP SHOWING**

**PRODUCT ASH ISOPLETHS**

**POCAHONTAS NO. 4 SEAM**

**ITMANN NO. 5 MINE**

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 6,000'

12-14

Q:\ENG_WP\2755.092\FIGURE 12-10.dwg

DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.

N
NS
16
16

**Legend**

Sewell Seam 1.50 Float Ash (%)

- < 4.0
- 4.0 - 5.0
- > 5.0

- Mine Plan / Reserve Boundary
- Mineral Control
- Underground Mined Areas with 200' Barrier
- 10 Major Road
- NS Major Railroad

RAILROAD INDEX

| Abbreviation | Name |
|---|---|
| CSXT | CSX Transportation, Inc. |
| NS | Norfolk Southern Corp. |

SCALE (ft)

0 500 1000 1500

# FIGURE 12.10

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 1,500'

12-15

Q:\ENG_WP\2755.092\FIGURE 12-16.dwg

N
DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
Twin Falls State Park
SLAB FK
10
97
54
NS
Itmann No.5 Mine
Portal
Mullens
NS/CSXT
Pineville
GUYANDOTTE
RIVER
16
Itmann
Itmann Coal Preparation Plant Site
NS/CSXT
PINNACLE
CK
Legend
Pocahontas No.3 Seam 1.50 Sulfur (%)
< 1.0
1.1 - 1.2
1.0 - 1.1
> 1.2
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
Major Road
Major Railroad
RAILROAD INDEX
Abbreviation Name
CSXT CSX Transportation, Inc.
NS Norfolk Southern Corp.
SCALE (ft)
0 2000 4000 6000
FIGURE 12.11
MAP SHOWING
PRODUCT SULFUR ISOPLETHS
POCAHONTAS NO. 3 SEAM
ITMANN NO. 5 MINE
Wyoming County, West Virginia
Prepared For
CONSOL ENERGY INC.
John T. Boyd Company
February 2023
Scale 1" = 6,000'

12-16

Q:\ENG_WP\2755.092\FIGURE 12-12.dwg

N
10
97
Twin Falls
State Park
SLAB FK
54
NS
Mullens
Pineville
NS/CSXT
GUYANDOTTE
RIVER
16
NS
10
16
Itmann
Itmann Coal
Preparation
Plant Site
NS/CSXT
PINNACLE
CK

DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.

## Legend

Pocahontas No.4 Seam 1.60 Sulfur (%)

- < 0.6
- 0.7 - 0.8
- 0.6 - 0.7
- > 0.8

- Mine Plan / Reserve Boundary
- Mineral Control
- Underground Mined Areas with 200' Barrier
- (10) Major Road
- NS Major Railroad

RAILROAD INDEX

| Abbreviation | Name |
|---|---|
| CSXT | CSX Transportation, Inc. |
| NS | Norfolk Southern Corp. |

SCALE (ft)

0 2000 4000 6000

# FIGURE 12.12

MAP SHOWING

PRODUCT SULFUR ISOPLETHS

POCAHONTAS NO. 4 SEAM

ITMANN NO. 5 MINE

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 6,000'

12-17

Q:\ENG_WP\2755.092\FIGURE 12-13.dwg

DISCLAIMER: This map is considered illustrative in its intended use and should not be used for mapping purposes or requirements under state or federal laws, regulations, or programs governing mine permitting and/or safety. This map was prepared based on information provided by others. John T. Boyd Company does not warrant or otherwise certify the accuracy of the location or the extent of such mining or the other features depicted hereon.
N
NS
16
16
Legend
Sewell Seam 1.50 Sulfur (%)
< 0.7
0.8 - 0.9
0.7 - 0.8
> 0.9
Mine Plan / Reserve Boundary
Mineral Control
Underground Mined Areas with 200' Barrier
10
Major Road
NS
Major Railroad
RAILROAD INDEX
Abbreviation | Name
CSXT | CSX Transportation, Inc.
NS | Norfolk Southern Corp.
SCALE (ft)
0 500 1000 1500

**FIGURE 12.13**

**MAP SHOWING**

**PRODUCT SULFUR ISOPLETHS**

**SEWELL SEAM**

**TUG FORK MINE**

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023

Scale 1" = 1,500'

12-18

12-19
Based on our audit review, we have a high degree of confidence that the estimates shown in this report accurately represent the available coal reserves controlled by CONSOL, as of December 31, 2022.

12.2.5    Reconciliation with Previous Estimates
When comparing CONSOL’s coal reserve estimates for the IMC as of December 31, 2022, with those reported as of December 31, 2021, we note a net increase resulting predominantly from the re-evaluation of the P3 Seam mine plan, the inclusion of the P4 Seam, and inclusion of Sewell Seam reserves contained within the Tug Fork lease area. Figure 12.14 illustrates the effect of these changes.

Figure 12.14: Reconciliation with Previous Coal Reserves Estimate

q:\eng_wp\2755.092 cei - itmann 22\wp\ch-12 - coal reserves.docx

    JOHN T. BOYD COMPANY

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13.0    MINING OPERATIONS

13.1    Mining Method Description
The IMC consists of two underground room-and-pillar mines located in CAPP; the Itmann No. 5 Mine, which operates in the P3 and P4 Seams, and the planned Tug Fork Mine, which will mine the Sewell Seam. The complex is expected to produce between 800,000 to 1.0 million product tons annually once full production is reached. In terms of mining methodology, the application of room-and-pillar mining techniques at IMC is viewed as a prudent operating decision based on: (1) the extent of the mine’s overall coal reserve base, (2) CONSOL’s targeted annual production levels, (3) the mine’s expected mining conditions and seam orientation, and (4) the successful application of room-and-pillar technology at nearby historical and active mining operations. The use of room-and-pillar mining at IMC is further justified based on CONSOL’s previous experience operating room-and-pillar mines and their reputation for having extensively refined the technical, operational, and financial elements of this mining technique over the years. Production from the Tug Fork Mine, which will be operated as a satellite contract operation, will be shipped for processing at the Itmann coal preparation plant.

Room-and-pillar mining is a partial extraction technique that recovers a portion of a coal seam via the systematic development of interconnected underground entries or openings. Rectangular roadways are driven in the coal seam and are typically supported by roof bolts installed in the immediate roof. The parallel mine entries are connected by crosscuts which result in a series of mine openings separated by solid coal pillars that support the main roof. Room-and-pillar mining systems, which generally utilize CMs, can be used primarily for coal production (similar to IMC) or as a development technique to support longwall (LW) production. This flexible mining system is widely used across the US coal industry, at large and small mines with varying seam thicknesses and mining conditions. In regions of thinner coal seams, such as the CAPP or Central Pennsylvania coal fields, room-and-pillar mining is the prevalent form of underground production.

A typical room-and-pillar production section will include one or two CM units, one or two roof bolting machines, and between two and four coal haulage machines (most commonly shuttle cars [SC]) per CM. The main piece of equipment is the CM, which is a heavy, steel framed machine (often over 40 tons) mounted on cat tracks, that operates on electric power. Key components of a CM include:

•Electric and hydraulic motors which power the CMs operation.
•A tram mechanism that propels the machine.
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•A horizontally mounted, cylindrical cutting head used to cut the coal seam.
•A pair of gathering arms that pick-up/clear away the mined material.
•An internal conveyor system used to load the mined product into a haulage vehicle.

Although there have been ongoing advances in CM equipment technology, the basic room-and-pillar mining process has been utilized for decades and has remained largely unchanged over that time. The CM is used to extract the coal seam by mining a rectangular opening or “cut”. The cut typically ranges from 18 ft to 20 ft in width and extends the height1 of the coal seam plus some increment of extraneous non-coal roof and floor material extracted during the mining process (known as “out-of-seam dilution” [OSD]). The depth that the CM cuts into the coal seam (i.e., the cut length) is dependent upon mining conditions, regulations, operating practices, etc. but is generally in the range of 15 ft to 40 ft. Shorter cuts are taken in areas where there are difficult roof conditions.

A critical element of room-and-pillar mining is the interaction between the CM, the roof-bolting machine and supporting haulage units. Known as “place-changing”, the following steps will typically occur during a mining cycle:

1.The CM penetrates the cut. As the coal and associated OSD are extracted, the CM unit loads the broken material into one of the haulage vehicles/SCs.
2.Once fully loaded, the SC carries the product from the CM to a “feeder,” where the coal is discharged from the car and gradually metered onto a conveyor belt for transport out of the mine. The empty SC then trams back to the CM to be reloaded. While this is taking place, the second SC is subsequently loaded. If additional SCs are utilized, these units follow in sequence. This operating pattern continues until the coal volume within the cut is fully extracted.
3.The CM then backs out of the cut and trams to the next location where the mining process is continued.
4.After a cut is completed, the exposed roof in the cut (just completed by the CM) must be supported. A roof bolting machine trams into the freshly mined area, drills holes into the roof and installs roof bolts—steel rods that strengthen the integrity of the roof. The principle of roof bolting is to physically tie together the weaker individual layers of roof strata to create a single “laminated” unit of rock that is stronger than the unsupported strata.

Place-change mining is an efficient form of room-and-pillar mining, although the process will routinely incur delays during a production shift (perhaps 5 to 20 minutes per occurrence, depending upon site-specific considerations). Where roof conditions permit
1 In instances where a CM is operating in thick seam conditions (i.e., the coal thickness is greater than 8 ft), the height of the cut may be less than the full thickness of the seam.
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(and approval is granted by regulatory agencies), mine operators will employ "deep cut" mining plans to reduce the impact of place-changing delays. Longer cuts (usually 30 ft to 40 ft in length) enable the CM to spend a greater portion of available shift time in cutting and loading activities.

Place-changing CM equipment has steadily evolved over the years via technological breakthroughs to become sophisticated, productive, and durable. Today’s state-of-the-art CM units are equipped with efficient motors, computer diagnostics, solid-state electronics, advanced remote-control systems, and scrubbing mechanisms (which preserve underground air quality by capturing a significant percentage of respirable dust that is generated by the breaking/grinding of coal and rock during the mining process). Ever-improving technological gains have resulted in dramatic improvements in productivity, machine availability, employee safety, and unit operating costs over the past four decades.

A room-and-pillar mine may operate a single production section, or several sections. This is dependent upon the size of the reserve, supporting infrastructure, capitalization, markets, etc. A variation of the traditional room-and-pillar place-changing method is the “super-section”. Under this system, the CM production section is equipped with two CM machines. After a cut is completed, the SCs are then routed to the other side of the production section, where a second CM is prepared to start loading from another cut location. As mining operations are relocated to the second CM, the first CM machine backs out of the cut and trams to the next cut location.

Room-and-pillar extraction may be performed as either “first mining” or “secondary extraction”. First or “advance-only” mining is where a system of entries or openings are driven/advanced and the remaining coal pillars are left intact. Under this system, after a section has reached its intended advance distance, the section equipment is recovered and relocated to a new area, leaving the developed pillars untouched (i.e., no secondary mining of the pillars occurs). Reasons for employing this type of room-and-pillar mining may include equipment specifications, geological conditions, subsidence restrictions, operator preferences, etc.

Secondary extraction or “retreat mining” is the process whereby, after the mine workings have reached the end of the advance stage of mining, the direction of mining is reversed (i.e., the mine operator retreats towards the mouth of the production section, employing a prescribed series of cuts to sequentially recover coal from the pillars). Retreat mining systems can be complex and may include partial or full pillar extraction (which allows the
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roof to systematically collapse and subsequently results in subsidence of the overlying surface).

Reserve recovery (extraction ratio) varies at room-and-pillar mines. Generally, 50% extraction of the in-place coal is typical, with extraction ratios ranging from 30% to 70%. Retreat mining may or may not offer higher extraction ratios than advance only mining; actual recoveries are dependent upon pillar dimensions and a variety of operational considerations.

13.2     Mine Equipment and Staffing
13.2.1     Mine Equipment
Mining equipment utilized by the IMC is commonly used in the underground mining industry and is similar to the equipment used by competitor room-and-pillar mines in the CAPP region, as well as in other domestic coal field regions. The major production equipment typically used at the Itmann No. 5 Mine is shown in Table 13.1:

Table 13.2: Summary of Production Unit Equipment
Equipment Type	Quantity

Continuous Miner	2
Shuttle Car	3-4
Double Boom Roof Bolter	2
Scoop	2
Power Center	1
Feeder	1

The planned Tug Fork Mine is expected to operate similar equipment.

In BOYD’s opinion, the IMC mining equipment is well suitable for mining in the P3, P4, and Sewell Seams and is expected to meet or exceed proposed rates of production.

JOHN T. BOYD COMPANY

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13.2.2     Staffing
The IMC is staffed with workers that primarily reside in the surrounding southern West Virginia area. Future workforce requirements for mining operations and the preparation facility will likely also be sourced from the same geographical location. The workforce is currently comprised of both hourly and salary employees (in similar fashion to those of other operating mines within the region) and has no labor affiliation (i.e., mine operations employ a union-free workforce). Given CONSOL’s ability to hire and retain employees, staffing is not expected to hinder the IMC’s ability to achieve forecasted production levels.

13.3    Mine Production
13.3.1    Historical Mine Production
Historical mine production data for the Itmann No. 5 Mine, based on publicly available information reported by the MSHA, are detailed in Table 13.2.

Table 13.2: Historical Production Data - Itmann No. 5 Mine
	Q1		Q2		Q3		Q4
Year	Tons	TPEH	Tons	TPEH	Tons	TPEH	Tons	TPEH
2019	—	—	—	—	—	—	—	—
2020	—	—	7,868	1.29	—	—	12,364	1.91
2021	18,867	2.35	20,691	2.12	30,179	2.42	31,701	1.56
2022	47,519	1.59	34,632	1.06	41,243	0.97	44,659	0.72

Source: MSHA
Note:
TPEH = Tons per employee-hour.
Employee Hours for each operation includes Underground, Surface at Underground, and Office
Workers employees as listed by MSHA.
Tons reported as Product Tons.

Itmann No. 5 Mine obtained its official MSHA ID number (4609569) in June of 2019. After site development, including the construction of a box cut, offices, warehousing, water supply infrastructure, ventilation fan, and various other surface infrastructure, the mine achieved first coal production in Q2 of 2020. The operation’s relatively low productivity figures (expressed in tons-per-employee-hour (TPEH)) during the 2020 to 2022 period is indicative of new mine development and not necessarily reflective of expected production/productivity at full capacity.

13.3.2    Forecasted Production
LOM production for the IMC includes output from the current Itmann No. 5 Mine, supplemented by production from the planned Tug Fork operation. Forecasted annual
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production reflects: (1) BOYD’s experience with CM room-and-pillar mines operating in the CAPP region, (2) utilizes generally accepted engineering practices, and (3) aligns with historical and industry norms of operating metrics of similar mines.

In the aggregate, BOYD projects the IMC will produce approximately 28.7 million tons of clean coal over its operational horizon (including production from the Tug Fork Mine). Once full production is reached, the mine is expected to produce approximately 900,000 product tons per year.

In general, IMC’s annual clean coal yield and quality will remain relatively consistent over the LOM plan; this consistency is generally in line with the local geology of the primary target seams and is aided by the geographical distribution of production across multiple CM sections.

13.3.3    Mining Recovery and Dilution Factors
The IMC operations are typical of CAPP regional underground room-and-pillar operations relative to development/mining of mains, sub-mains, and panels. Consequently, mining recoveries for the IMC will be comparable to other regional operators (e.g., mining recovery for main and sub-main entry development will be approximately 40 to 50 percent, while panel mining (including first and secondary mining) will have 60 percent mining recovery). It is BOYD’s opinion that the projected mining recoveries are reasonable and align with general engineering principles.

Estimated mining heights for IMC will generally range from 4 ft to 5.5 ft in aggregate and vary from year-to-year depending on coal seam thickness and distribution of CM section locations (mains, sub-mains, or panels). BOYD views these mining heights as reasonably accurate and acceptable within the CAPP underground room-and-pillar mining industry.

13.3.4     Expected Mine Life
The depicted general layout and coal control for the Itmann No. 5 Mine P3 and P4 Seams are shown in Figures 3.1 and 3.2. After producing approximately 28.2 million product tons, the Itmann No. 5 Mine is expected to exhaust its coal reserves in 2054. Production from the Itmann No. 5 Mine will be supplement by output from the Tug Fork Mine (see Figure 3.3 for the mine’s general layout and coal control in the Sewell Seam). Over the course of its life, the Tug Fork Mine is expected to produce approximately 450,000 product tons.

JOHN T. BOYD COMPANY

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13.4    Other Mining Considerations
13.4.1    Mine Design
The CAPP region utilizes a wide range of mining techniques for the extraction of coal including both surface and underground mining methods. Surface mining in the form of contour strip, auger mining, highwall mining, etc., as well as underground mining in the form of LW and room-and-pillar, are present within current and historical operations neighboring the IMC. The region’s large variation in extents of reported coal reserves, mining conditions, coal seam consistencies, depths of cover, and population densities on the overlying surface (low population density being vital to minimizing the impact of mine subsidence and the costs associated), result in a large array of mining methods being implemented in the region.

Given the large extent of reported coal reserves, overall good mining conditions, general coal seam consistency, variable depth of cover, large interburden to overlying mine workings, and relatively low population density on the overlying surface, the IMC is well suited for underground room-and-pillar mining with secondary extraction. Mining plans for room-and-pillar mines with secondary extraction are relatively simple yet highly flexible. Unlike LW operations (having a rigid system), the IMC’s mine plans can be altered to avoid specific areas with adverse mining conditions (such as thin coal, poor roof, etc.) or poor coal quality (such as high sulfur, etc.). Mains and sub-mains are typically established in areas where confidence is highest regarding good mining conditions, roof conditions, coal thicknesses, etc. Panels are then developed to a desired length until adverse mining conditions or poor coal quality warrant the cessation of development. When the mine panels reach the end of their advance stage of mining, the mine operator begins to retreat towards the mouth of the production panel (i.e., secondary mining is implemented). While retreating, a series of cuts to recover portions of the coal from the pillars is implemented where feasible.

Secondary mining is expected to be employed at the IMC throughout its LOM plans. There remains public and environmental group opposition to mining in general, particularly to LW mining and secondary mining (retreat mining) and the effects of subsidence on surface structures and, more recently, perennial streams. While there are likely to be some instances of heightened environmental and communal concern regarding IMC’s use of secondary mining (e.g., mining in the Twin Falls State Park or near perennial stream areas, etc.); CONSOL has historically demonstrated the ability to apply for and obtain the necessary permits for continued mining within their controlled coal reserves.

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There is inherent geologic risk in coal mining, and mine operators must therefore contend with periodic adverse or variable geological conditions that cannot be fully anticipated in advance of actual mining activity. While the occurrences of these physical conditions are beyond the control of site management, it should not be interpreted that coal mining is inherently risky. On the contrary, there are established measures that mine operators utilize to minimize the operational and financial impacts associated with such encounters. Coal mining operators, such as CONSOL, have demonstrated a long-term record of accomplishment of sustaining consistent and predictable levels of performance on an annualized basis.

13.4.2    Mining Risk
Underground room-and-pillar mines face two primary types of operational risks:

1.Daily variations in physical mining conditions, mechanical failures, and operational activities can temporarily disrupt production activities. Several examples are as follows:

•Roof control problems and roof falls.
•Water accumulations/soft floor conditions.
•Ventilation disruption and concentrations of methane gas.
•Variations in seam consistency, thickness, and structure.
•Failures or breakdowns of operating equipment and supporting infrastructure.
•Weather disruptions (power outages, inability to load barges due to flooding of rivers, etc.).

The above conditions/circumstances can adversely affect production on any given day but are not regarded as “risk issues” relative to the long-term operation of a mining operation. Instead, these are considered “nuisance items” that, while undesirable, are encountered on a periodic basis at virtually all mining operations. Engineered mining plans and projections for the IMC appear to incorporate generally-accepted industry and CONSOL historical performance levels as a basis, and thereby mitigate the likelihood that the mines will experience such disruptions to production operations to the extent that they have previously occurred. BOYD does not regard the issues listed above as being material to the IMC mining operations or otherwise compromising its forecasted performance.

2.“Event risk” includes major fires or explosions, floods, or unforeseen geological anomalies that disrupt extensive areas of underground mine workings and require alterations of mining plans. Such an event can result in the cessation of production activities for an undefined but extended period (measured in months, and perhaps years) and/or result in the sterilization of coal reserves. Events in this category are
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rare but can have a pronounced impact on production activities and corresponding financial outcomes.

The US mining industry has made tremendous strides in enhancing employee safety and reducing the likelihood of fires, explosions, and other dramatic events over the past several decades. Underground room-and-pillar mining is largely a predictable and safe industry.

BOYD does not regard the IMC mining operations and its mine plans as being particularly risky, inadequately managed, or otherwise susceptible to major events. There is no basis to predict or otherwise anticipate major operational shortfalls and/or extraction of coal reserves at the subject mining operation.

q:\eng_wp\2755.092 cei - itmann 22\wp\ch-13 - mining methods.docx
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14.0    PROCESSING OPERATIONS

14.1    Overview
The Itmann CPP is comprised of a ROM truck dump, ROM coal storage area, a CPP, clean coal storage area, and a rail loadout facility. The processing complex (including initial refuse fill area) is located at the site of the original Itmann CPP which operated from 1950 to 1986 and washed coal from CONSOL’s previous operations in the P3 Seam. CONSOL holds permits for the CPP site and intends to expand the permit area by approximately 116 acres for additional refuse fill capacity. All the surface permit area is controlled by CONSOL. Raw coal produced by the operating Itmann No. 5 Mine2 and planned Tug Fork Mine is/will be processed at the Itmann CPP.

14.2    Plant Description
The Itmann CPP is a state-of-the-art PLC controlled heavy media plant with a rated raw coal capacity of 600 TPH. While the facility is the newest CPP complex within the CAPP region, the CPP is based on similar, proven technology utilized by other preparation plants within CAPP over past decades. Processing circuits consist of heavy media bath, heavy media cyclones, hydro-spirals, and froth flotation. Rudimentary when compared to many other mineral processing techniques, the coal process is largely based on separating rock material from coal material contained in the raw coal feed by mechanically reducing the size of the feed and utilizing the materials’ different densities to gravitationally separate one from the other. Largely, the process requires water, magnetite, and frothing agents.

ROM coal is transported by truck to the CPP and handled/stored at a raw coal receiving and ground storage area. The raw coal is then collected by reclaim feeders and conveyed to a raw coal screening tower. The oversized (rock) material is segregated and conveyed to a storage bin for hauling to the refuse site, while the undersized (screened raw coal) is metered and conveyed into the CPP for processing.

The refuse resulting from the coal processing is sent to one of two plate press buildings where the moisture content within the fine refuse is reduced and a “cake” like refuse material is formed. This refuse is transferred to the refuse bin (where it is combined with the coarse rock refuse material) for transport by truck to the refuse site.

2 Coal from the Itmann No. 5 Mine is trucked approximately 2.5 miles to the CPP.

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The clean coal product is dried with screen-bowl centrifuges and clean coal plate presses. Processed product is conveyed to a clean coal ground storage area and stacked via a 150-ft radial stacker. Clean product is reclaimed from the clean coal pile and conveyed3 to the over-the-track flood load out where it is loaded into unit trains. The loadout, which has three rail sidings to facilitate railroad transportation logistics, can accommodate a single unit-train.

The general site layout and coal processing flow sheet for the Itmann CPP are shown in Figures 14.1 and 14.2, following this page. The existing and future permit areas for the Itmann CPP and supporting refuse disposal area is shown in Figure 14.3.

3 An inline mechanical sampling system is integrated on the clean coal conveyor system for coal quality analysis.
    JOHN T. BOYD COMPANY

Q:\CAD_GROUP–jfg\2755.081\FIGURE 14–1.DWG

| | | |
|---|---|---|
| PROJECT | ITMANN COAL PREPARATION PLANT | |
| CUSTOMER | CONSOL ENERGY INC. | |
| DESCRIPTION | GENERAL SITE LAYOUT | |
| LOCATION | ITMANN, WEST VIRGINIA | |

REVISIONS: 6, 5, 4, 3, 2, 1, 0 — BY — DATE

RAW RESOURCES GROUP
P.O. BOX 5099
PRINCETON, WEST VIRGINIA 24740
OFFICE: 304–716–9160 FAX: 304–716–9161

THIS DRAWING AND ALL INFORMATION THEREON IS THE SOLE PROPERTY OF RAW RESOURCES GROUP AND/OR ITS SUBSIDIARIES (RAW). ALL INFORMATION IS CONFIDENTIAL AND MUST NOT BE MADE PUBLIC, DISTRIBUTED TO OTHER PARTIES, OR COPIED UNLESS AUTHORIZED IN WRITING BY RAW AND IS SUBJECT TO RETURN UPON WRITTEN DEMAND BY RAW. CUSTOMER ACCEPTS DELIVERY OF THIS DRAWING SUBJECT TO THE ABOVE CONDITIONS.

| CHECKED BY: | DRAWN BY: MHR | JOB NO. | CODE NO. | DWG. NO. | REV. |
|---|---|---|---|---|---|
| DATE: | DATE: 5/11/2020 | Q200409 | GA1 | 101 | A |
| APPROVED: | SCALE: 1"=80'–0" | | | | |

SEDIMENT POND 2
DITCH 7
CULVERT 2 – TWIN BOX CULVERTS EXTENSION
FUTURE RAILROAD SIDINGS
SUPPLY HOUSE
TRAIN LOADOUT
SWITCH YARD
SHOP
CULVERT 1
SEDIMENT POND 1
C.C. LOADOUT CONVEYOR
DITCH 1
DITCH 6
DITCH 8
DITCH 19
SUMP AND CROSS CULVERT
SEDIMENT POND 3
150' STACKER
BERM
SUBSTATION
C.C. RECLAIM CONVEYOR
MCC
DITCH 2
DITCH 5
DITCH 3
SAFETY BERM
REFUSE BIN
REFUSE HAUL ROAD (25–FT WIDE)
MAIN ACCESS ROAD (22–FT WIDE)
DITCH 11
SAFETEY BERM
CULVERT 3
FUTURE RAILROAD MAINLINE RELOCATION
DITCH 18
CULVERT 6
DITCH 17
DITCH 10
DITCH 10
DITCH 9
DITCH 4
EXISTING PERMIT BOUNDARY
TRUCK SCALE
C.C. RECLAIM TRANSFER BUILDING
SUMP AND CROSS CULVERT
REFUSE CONVEYOR
CULVERT 5
C.C. COLLECTING CONVEYOR
DITCH 12
DITCH 16
NEW CLEAN COAL PLATE PRESS BUILDING
SEDIMENT POND 4
700 TPH PREPARATION PLANT
REFUSE PLATE PRESS BUILDING
CULVERT 4
PLANT FEED CONVEYOR
SCREENING/SIZER BUILDING
ROM RECLAIM CONVEYOR
DITCH 12
SEWAGE TREATMENT PLANT OUTFALL PIPE
WATER TANK
BATHHOUSE
DITCH 15
DITCH 13
STONE FILTER SEWAGE TREATMENT PLANT
DOZER TRAP FEEDER
DITCH 14
N
JTB
SCALE (ft)
0 100 200 300

**FIGURE 14.1**

**MAP SHOWING GENERAL LAYOUT OF IMC COAL PREPARATION PLANT**

Wyoming County, West Virginia

Prepared For
**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023
Scale 1" = 275'

Note : Figure Provided by Consol Energy Inc., with Additions by John T. Boyd Company.

14-3

Q:\ENG_WP\2755.092\FIGURE 14-2.DWG

54" Reclaim Belt
UNIT 2030 Tramp Iron Magnet
UNIT 2050 8' x 16' DD Incline Scalping Screen
+4" To Refuse Belt
UNIT 2060 +2" To Crusher or Refuse
42" Plant Feed Belt
UNIT 3060 & 3061 (2) 8' x 20' DD HMC CC D&R Flume Screen
UNIT 3050 & 3051 (2) 33" HM Cyclone 97I-14VF
UNIT 3100 & 3101 (2) 48" x 120" Mag Separator
152 tph mag
UNIT 3080 (1) 6' x 20' DD HMC Refuse D&R w/ Flume Screen
Bleed Div.
Top Deck + 1/2"
UNIT 3076 & 3078 (2) EBR-42 Centrifuges (1) NEW
UNIT 3145 NEW 8' x 16' SD Coarse Refuse Dewatering Screen
UNIT 3020 10' x 20' DD Deslime Screen w/ Flume Screen
2" x 1mm
1mm x 0
50-Ton Mag Bin w/ Baghouse & Screw
UNIT 3090 Dilute Sump
UNIT 3040 HMC Sump
UNIT 3110 Raw Coal Sump
Refuse Truck Bin
42" Refuse Collecting Conveyor
42" Clean Coal Collecting Conveyor
42" CC Stacker Belt
34 % Dry Yield
35 % AR Yield
Floor Sump
UNIT 3120 (6) 15" R.C. Classifying Cyclones 14 I, 6 VF, 20 psi (6) Operating
UNIT 3160 (4) 15" C.C. Classifying Cyclones (4) Operating 14 I, 4.5VF, 17 psi
UNIT 9000 NEW (1) Bank of (5) Model 164 Flotation Cells 6.7 min
(3) Banks of 8 Triple-start 2-stage Spirals (1) NEW Bank 72 Starts (54 operating)
NEW (2) Clean Coal Plate Presses 1.5m x 1.5m x 150
UNIT 3140 (1) 6' x 12' Fine Refuse Screen
Midds
UNIT 3170 & 3171 (2) Fine Clean Coal Sieves 6'W x 80"R 45 Deg
Push Water
NEW Clean Coal Press Feed Sump UNIT 9030 & 9035
UNIT 3180 & 3185 (2) 44 x 132 Screen Bowl Centrifuges
UNIT 3150 Clean Coal Sump
(2) Refuse Plate Presses 2m x 2m x 110
Centrate Sump UNIT 3190
SBC Effluent Sump UNIT 3310
Make-Up Water
Clarified Water Pump UNIT 3210
100' Hi-Rate Thickener
Thickener Underflow UNIT 4020 & 4021
UNIT 4010 Thickener Drive
UNIT 4011 Thickener Lift
Refuse Press Feed Sump UNIT 5001 & 5002

## FIGURE 14.2

**COAL PROCESSING FLOWSHEET**
**ITMANN COAL PREPARATION PLANT**
Wyoming County, West Virginia

Prepared For
**CONSOL ENERGY INC.**

John T. Boyd Company

February 2023
No Scale

14-4

14-5

RIVER R
NS/CSXT
Rail Siding
N
Joe Branch
NS/CSXT
Preparation
Plant Site
(Figure 14.1)
Long Br
BELL SC
O-11-85
BUD MT RD
Refuse Disposal
1600
1400
1800
2000
2200
Legend
Existing Permit
O-11-85
Future Permit
Expansion Facility Area
Mineral Control
Major Railroad
RAILROAD INDEX
Abbreviation
Name
CSXT
CSX Transportation, Inc.
NS
Norfolk Southern Corp.
SCALE (ft)
0
500
1000
1500
John T. Boyd Company

**FIGURE 14.3**

**TOPOGRAPHIC MAP**

Showing

**EXISTING AND FUTURE PERMIT AREAS FOR THE ITMANN NO. 5 ITMANN COAL PREPARATION PLANT AND REFUSE DISPOSAL FACILITY**

Wyoming County, West Virginia

Prepared For

**CONSOL ENERGY INC.**

February 2023

Scale 1" = 1,500'

Q:\CAD_GROUP–jfg\2755.081\FIGURE 14–3.DWG

14-6
14.3    Itmann No. 5 Refuse Facility
The Itmann No. 5 refuse facility area (also known as the Joe’s Branch refuse area) serves as the disposal location for all refuse (combined coarse waste rock and dried, pressed fine coal refuse) produced during the processing of ROM coal from the IMC. The current CPP and refuse facility encompasses approximately 233.5 permitted and bonded acres.

The refuse placement method employs side embankment fills utilizing combined (coarse and fine) refuse material. By using this refuse placement method, slurry cells or impoundment structures will not be required. This is viewed by BOYD as an advantage for obtaining future refuse disposal permits in a timely manner.

CONSOL representatives indicated that the refuse disposal plan (started in 2022) is based on proven practices and approaches. CONSOL has historically demonstrated the ability to steadily acquire the required land for other refuse facilities, associated permits, and to execute construction of disposal areas in a timely fashion. It is BOYD’s opinion that CONSOL’s future staged refuse disposal will meet or exceed the practices demonstrated by other industry peers.

14.4    Historical Operation
The CPP has no historical operating metrics or production records to report.

14.5    Future Operations
The 600 TPH preparation facility, which will be utilized over the IMC’s 30-plus year LOM plan, is sized to meet future clean coal production forecasts. Forecasted clean coal qualities coincide with the range of expected coal washing capabilities prescribed for the CPP.

14.6    Conclusions
Based on our review of the plant’s engineering design and layout, observations from the CPP site, and conversations with CONSOL personnel, it is BOYD’s opinion that the Itmann CPP will be sufficient for future processing of coals from the IMC.

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15.0    MINE INFRASTRUCTURE

15.1    Mine Surface Facilities
Operation of the IMC is supported by several surface facilities located near the southeastern reserve boundary of the Itmann No. 5 Mine. Major surface infrastructure elements include: engineering and business offices, personnel bathhouses, parking areas, supply yards, warehouse facilities, ventilation fan structures, high voltage power distribution stations, ROM coal conveyor belt structure, and primary underground access points, including four drift access tunnels that provide underground ventilation, are used to transport supplies and personnel underground, and contain the ROM coal conveyor belt to the surface. In terms of industry standards, the IMC’s surface infrastructure is comparable to facilities found within the CAPP mining region.

The IMC’s current surface facilities are well constructed and have the necessary capacity/capabilities to support the complex’s near-term mining plans Longer term, as operations progress beyond near-term mine plans and the location of future mining activities is centered outside the physical and/or operational limitations of the existing infrastructure, additional surface facilities, such as ventilation shafts, will likely be required to support continued mining (refer to Chapter 18 for a discussion regarding projected capital expenditures).

Given CONSOL’s demonstrated ability to steadily construct and support their historical coal operations in a timely fashion (relative to underground mine production), IMC’s need for future surface facilities (primarily ventilation shafts) is not seen as a hindrance for execution of LOM plans.

In addition to the surface infrastructure mentioned above, the operation is supported by a CPP and rail loading facility designed to process metallurgical coal production from the Itmann No. 5 and Tug Fork operations. Construction and commissioning of the Itmann CPP was completed in the second half of 2022.

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    JOHN T. BOYD COMPANY

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16.0    MARKET STUDIES

16.1    Product Specifications
The primary product produced by CONSOL’s IMC is a low volatile, bituminous rank metallurgical coal, which is sold into both domestic and export markets. CONSOL reports indicative coal quality specifications for the Itmann No. 5 Mine metallurgical product as summarized in Table 16.1 below:

Table 16.1: Indicative Metallurgical Coal Quality
Parameter	Units	Value
Ash	%, db	8.0
Volatile Matter	%, db	19.0
Fixed Carbon	%, db	75.0
Sulfur	%, db	0.9–1.0
P2O5	% in Ash	0.33
Reflectance	% Ro	1.61
Max Fluidity	DDPM	75-220
HGI		95
Predicted CSR		60
FSI		8
Source: CONSOL Fact Sheet
BOYD notes that these indicative specifications reasonably reflect the estimated product coal quality of the coal reserves reported herein. The proximate analysis indicates that the Itmann P3 Seam coal exhibits intermediate ash content by US or any other coking coal standards. The coal is a strong low volatile bituminous coal by ASTM ranking criteria. The sulfur content is low and considered good for metallurgical coal. Additionally, a very low (i.e., desirable) phosphorous level is exhibited. The free swelling index (FSI) is considered favorable (excellent) and the Geisler plasticity test results indicate high (excellent) fluidity for a low-volatile coal of this rank. In general, BOYD views the Itmann No. 5 Mine product as a premium low-volatile metallurgical coal that should be well-received by the domestic and export markets.

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16.2    Coal Transportation Options
Operations are supported by a nearby, dedicated coal preparation facility capable of processing coal from the Itmann No. 5 and Tug Fork underground operations, as well as purchased coal trucked to the facility from third-party suppliers. Coal processed by the Itmann CPP is directed onto the NS railroad for further dispatch to domestic steelmakers and/or to the NS’s Lamberts Point export terminal located near Hampton Roads, Virginia or to the CONSOL Marine Terminal in the Port of Baltimore, for onward delivery to international steelmakers. In support of coal train loading operations, a unit train-ready rail car siding is located adjacent to the Itmann CPP. The facility’s train loading capacity is approximately 3,500 TPH.

16.3    Primary Markets
Metallurgical (“met”) coal is used to make metallurgical coke (metcoke), which in turn is used to make hot metal or “pig iron” in the steelmaking process; only select, higher-rank coals exhibiting necessary coking properties are suited for metallurgical coal use. Compared to thermal coal, metallurgical coal receives a market premium due to its specialized characteristics, limited availability/accessibility, and the additional processing costs associated with its production.

Metallurgical coal produced in the United States is sourced from a variety of coal mines located in the Appalachian coal fields:

•Northern Appalachia (NAPP) includes Pennsylvania, Maryland, Ohio, and northern West Virginia. Most of the metallurgical coal produced in this region originates from mines in central Pennsylvania and northern West Virginia, with lesser amounts coming from Maryland, and occasionally from mines operating in the Pittsburgh No. 8 Seam.
•Central Appalachia (CAPP) region, which is comprised of southern West Virginia, eastern Kentucky, Virginia, and Tennessee, is the primary metallurgical coal source within the United States. Most of the region’s metallurgical coal output is from mines in southern West Virginia and Virginia (including the Itmann operations).
•Southern Appalachia (SAPP) metallurgical production is sourced primarily from select operations found within the Alabama bituminous coal fields.

A relatively fixed portion of US metallurgical coal output (approximately 15 to 18 million tons annually) is consumed domestically while the remainder is directed into the international market via port facilities located on the Atlantic or Gulf coasts. Enhancing the US metallurgical coal industry’s reputation in the export market is its diversity of suppliers, range of coal qualities, world-class transportation infrastructure, and historical
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reliability—factors that are recognized and valued by global consumers of seaborne traded metallurgical coal.

Table 16.2, below, provides a general guideline regarding the ideal quality characteristics4 for US met coal by volatile matter content:

Table 16.2: Ideal US Metallurgical Coal Quality Characteristics
	High Volatile	Medium Volatile	Low Volatile
Volatile Matter (% db)	31-34	23-28	>18 to <21
Ash (% db)	<6	<6	<6
Sulfur (% db)	≤0.8	≤0.8	≤0.8
Oxidation Test	≥ 94	> 97	> 98
FSI	≥ 8	> 8	8 to 9
Fluidity	≥ 20,000	> 1,000	> 70
Plastic Range	≥ 95	>80	> 60
Dilation	≥ 180	≥ 200	> 50
Sole Oven	> -20	> -3	< +5
HGI	≥ 55 to < 80	> 60 to < 90	88 to 94
Ash Fusion Temp*	≥ 2,580°F	≥ 2,580°F	≥ 2,580°F
P2O5% (in ash)	≤0.5	≤0.5	≤0.5
Reflectance	> 0.98	1.2 to 1.4	1.47 to 1.62
CSR Potential	> 56	≥ 60	> 56
* softening temperature
db - dry basis
Source. CoalTech Petrographic Associates, Inc.

In addition to volatile matter, other quality parameters that are important in assessing metallurgical coal characteristics include: ash, sulfur, alkali oxides, and phosphorous content, as well as fluidity, reflectance, coke stability, coke strength after reaction (CSR), and FSI. Consumers of metallurgical coal have developed selective blending requirements and procedures. Coke makers use of appropriate proportions of low-, mid-, and high-volatile coals enables them to produce met coke with acceptable chemical and physical properties at optimized raw material costs.

High-volatile coals are more plentiful in the United States (in terms of potentially mineable deposits) than low- and mid-volatile coals. Low- and mid-volatile coal deposits in the United States are generally more expensive to mine than high-volatile coal deposits due to their unfavorable mining conditions (e.g., thinner seams and/or deeper
4 The ideal quality characteristics listed reflect the opinion of US coke makers and metallurgical coal producers and may not reflect the quality requirements desired in the international market.
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mining depths). The relative availability of high-volatile metallurgical coals tends to make low- and mid-volatile coals of particular interest to coke producers. Accordingly, premiums are placed on low- and mid-volatile metallurgical coals, particularly those with low ash and sulfur contents and other favorable characteristics. Of particular interest to coke producers is the availability of low-volatile metallurgical coal. Low-volatile coal is one of the most critical ranks of metallurgical coal used to produce coke. High-volatile coals, when utilized alone, generally do not produce met coke with acceptable physical properties to attain the strength needed to resist abrasion or degradation as coke moves down the blast furnace column.

Low-volatile metallurgical coals, while producing adequate coke strength, cannot be coked alone because they expand and may generate excessive pressure during coking that can damage coke oven walls and/or the resultant coke cannot be “pushed” from an oven. Consequently, technology has been developed which enables the controlled and selective blending of low, medium, and high-volatile coals to produce met coke with acceptable chemical and physical properties for blast furnace and foundry use. Low-volatile metallurgical coal, when blended with high and medium-volatile coals in amounts ranging from 15% to 30% of the blend, aids in increasing coke strength (stability) and improves coke yield and coke shatter for blast furnace use.

In foundry use, a premium is placed on large size coke that is produced by using more low-volatile metallurgical coal in the oven compared to blast furnace coke production. Foundry blends generally contain from 40% to 50% low-volatile coal. In both blast and foundry coke production, premiums are placed on low-volatile metallurgical coal with low ash and low sulfur contents.

16.4    Future Sales
CONSOL directs the Itmann metallurgical coal product into both the domestic and export markets, with sales being evenly distributed between both sectors. Based on its introduction/use to date, BOYD anticipates Itmann metallurgical coal will continue to garner market acceptance among domestic and international steelmakers. As it becomes an established source of low vol met coal for use in various steelmakers’ coke oven blends, premium coal from the operation will likely be sold at realizations at or above prevailing benchmark pricing for premium US low-vol metallurgical coal products. Additionally, as a new operation the IMC should enjoy generally lower costs versus its US peer operations, thus enabling it to compete longer-term in overseas markets.

q:\eng_wp\2755.092 cei - itmann 22\wp\ch-16 - market study.docx
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17.0    PERMITTING AND COMPLIANCE

17.1    Permitting
Numerous permits are required by federal and state law for underground mining, coal preparation and related facilities, and other incidental activities. CONSOL reports that necessary permits to support current operations are in place or pending approval. Typical of longer-term mining operations, new permits or permit revisions will most likely be necessary from time to time to facilitate future operations. Given sufficient time and planning, we believe that CONSOL should be able to secure new permits, as required, to maintain its planned operations within the context of the current regulations.

Continuously increasing efforts are required to obtain permits for underground coal mining and related activities in West Virginia. The primary contributing factors are the effects of subsidence on overlying streams and the ability to permit refuse sites.

Please refer to Section 3.3 for additional information.

17.2    Compliance
CONSOL reports having an extensive environmental management system.

In its 2021 corporate sustainability report, CONSOL reports:

•Maintaining an environmental compliance record exceeding 99.9% for the ninth consecutive year, as measured by the rate of compliance with permit effluent limits.
•CONSOL Marine Terminal achieved a 100% environmental compliance record, with zero violations in 2020.
•The company announced its greenhouse gas emissions reduction targets, seeking to achieve a 50% reduction in Scope 1 and 2 emissions in a 5-year period (or by 2026), and net zero Scope 1 and 2 emissions by 2040.

Based on our review of information provided by CONSOL, it is BOYD’s opinion that CONSOL has a generally typical coal industry record of compliance with applicable mining, water quality, and environmental regulations. BOYD is not aware of any regulatory violation or compliance issue which would materially impact the coal reserve estimate.

    JOHN T. BOYD COMPANY

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17.3    Socio-Economic Impact
CONSOL's 2021 corporate sustainability report outlines the components of its core sustainability initiatives. It's stated financial priorities include continued support of local economic prosperity, regular stakeholder engagement, and creation of opportunities for the local communities.

BOYD is not aware of any community or stakeholder concerns, impacts, negotiations, or agreements which would materially impact the coal reserve estimate.

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    JOHN T. BOYD COMPANY

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18.0    CAPITAL AND OPERATING COSTS

18.1    Introduction
BOYD independently developed a discounted cash flow analysis to determine in BOYD’s opinion that extraction of the coal reserves of the Itmann No. 5 Mine are economically viable. BOYD’s calculations and determinations included in this chapter are based on what BOYD believes to be reasonable, appropriate, and relatively conservative investment and market assumptions and estimates, including all assumptions made about future prices and market conditions, production and sales volumes, operating costs, capital expenditures and other results and measures that are necessary and are used to determine the economic viability of the reported coal reserves.

BOYD’s assumptions and estimates have been calculated and presented in this report solely for the purpose of confirming that future extraction of the IMC coal reserves are economically viable as required under S-K 1300. BOYD’s estimates and assumptions underlying the discounted cash flow analysis and other calculations are based on future estimates of spot prices, the mine’s historic performance (from 2019 through December 31, 2022), BOYD’s experience in the CAPP region, projected production at the Itmann No. 5 and Tug Fork Mines, as well as other assumptions and estimates detailed in this chapter. Actual future operating results and investment and market conditions may differ significantly from the Itmann No. 5 Mine’s historic results or from the estimates of future investment and market conditions as well as from the mine’s future performance assumed by BOYD in the discounted cash flow analysis as a result of various factors and risks, some of which may be outside of CONSOL’s control. CONSOL, as with all coal mining companies, actively evaluates, changes, and modifies business and operating plans in response to various factors that may affect IMC’s production, operations and financial results. Actual future results (i.e., production levels, operating expenses, number of operating CMs, sales realizations, etc.) could significantly vary year to year from the assumptions and estimates used by BOYD.

The following section provides a review of recent historical operating costs and capital expenditures for the IMC. A discussion of BOYD’s outlook for the operation over the 2023 to 2027 five-year period, including projected production and sales, operating costs, and capital expenditures, is also provided.

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18.2     Historical Operating Cost
The Itmann No. 5 Mine achieved operational status in late 2022 following the commissioning of the Itmann CPP. Currently, there are no meaningful historical operating costs.

18.3    Historical Capital Expenditures
Capital expenditures recorded since 2019 are summarized in Table 18.1:

Table 18.1: Historical Capital Expenditures ($000)
2019	2020	2021	2022
10,364	10,445	25,959	48,635

The level of capital spent on the mine development and equipment in 2022 was approximately $23 million greater than the previous year. This reflected a significant increase in underground equipment purchases and preparation plant capital spending.

18.4    Projected Five-Year Mine Plan
BOYD’s five-year mine plans are based on engineered mine layouts5 which were designed for optimum reserve recovery, using efficient mining methods and practices. Generally accepted industry operating performance parameters and mining rates were applied to the mine plan to develop coal production and mining schedules. Financial budgets were then prepared (based on mine plan outputs and labor requirements), resulting in operating cost projections (based on constant 2023 dollars). BOYD’s mining plan recognize the impact of variations in physical mining conditions, mechanical failures, and operational activities that can temporarily disrupt production activities. BOYD considers the projected mine plan to be reasonable and achievable, provided no major abnormalities are encountered.

Forecasting performance based on the continuation of consistent mining conditions, excluding impacts from unforeseen events, increases the risk of underperformance versus the mine plan. BOYD’s approach does not directly account for situations that can
5 The mining plans for room-and-pillar operations are relatively simple and highly flexible when compared to LW mines. The entire foundation of the mining plan is based upon locating mains and sub-mains in areas of the deposit where coal quality and mining conditions are most suitable. Panels are then developed out to a desired length or until adverse mining conditions (or poor coal quality) warrant the cessation of development. This results in the opportunity to alter the mining plan so as to avoid specific areas with adverse mining conditions (such as thin coal, poor roof, etc.) or poor coal quality (such as high sulfur, etc.).
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occur in underground coal mining, such as fire, water inundations, geological anomalies, etc. Risk mitigation is factored into the forecasted production schedule by projecting production from multiple CM sections in various locations throughout the mine reserve. The geographical distribution of mining sections throughout the area of the mine plan mitigates the likelihood that all CM sections will experience adverse mining conditions at a given time. Each CM section also utilizes production contingency factors (10%), which are incorporated into the mining forecast.

BOYD’s mine plan, including development strategy, projected production and productivity, planned capital expenditures, and total cash cost projections, assumes no major abnormalities are encountered within the coal market or at the mine level. BOYD’s five-year forecasted operating and capital costs per saleable ton align with industry standards for newly developed underground room-and-pillar coal mines operating in the CAPP region. Subject to the guidelines outlined in S-K 1300, BOYD believes the extended LOM projection of operating and capital costs to be accurate to within ±25% of the operating and capital costs of other similarly capitalized room-and-pillar mines operating in the CAPP region. We did not assign a contingency budget to the extended mine life projection estimates.

18.4.1    Forecasted Production and Sales
The five-year financial projections reflect an increase in sales tonnage from IMC as the mining operations reach full commercial production status. The forecast reflects a stable revenue stream, driven by BOYD’s view that IMC’s P3, P4, and Sewell Seam reserves and operations are in a strong competitive position to take advantage of improved coal pricing and demand. BOYD’s IMC production forecast is summarized in Table 18.2.

Table 18.2: Projected Saleable Production
2023	2024	2025	2026	2027
10,364	10,445	25,959	48,635	975

Once fully operational, future production from the IMC is expected to reach a stable level of approximately 800,000 to 1.0 million tons annually between 2024 and 2027. BOYD views these saleable tonnages estimates to be within the complex’s achievable output levels and in line with projected infrastructure capacities and capabilities.

18.4.2    Forecasted Operating Costs
Operating costs and sales pricing on a per ton basis for the forecasted period of 2023 to 2027 are as shown in Figure 18.1:
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Figure 18.1: Projected Cash Costs and Sales Pricing

Notes: Indirect costs include SG&A, but exclude interest expense and DD&A.
Forecasted pricing is conservative compared to January 2023 market conditions.

From 2023 to 2027, average annual sales pricing is expected to strengthen, driven by continued strong demand in metallurgical coal market. Once fully operational, total cash unit costs are expected to remain relatively constant over the 2024 through 2027 period, as the Itmann operations achieve full commercial production and cost improvements gained via the processing of coal through the complex’s dedicated CPP are realized.

In general, the projected operating costs within the IMC five-year forecast are consistent with the forecasted LOM plan. While current markets at the time of this report are substantially higher than the sales realization shown above, BOYD views the use of these lower coal prices as a conservative way to demonstrate the economic viability of the reported coal reserves. The operating cash costs and resultant cash margins appear to align with expectations for similarly capitalized metallurgical coal mining room-and-pillar operations in the CAPP.

18.4.3 Forecasted Capital Expenditures
IMC is expected to continue its level of capital expenditures for the development and operation of the mine and CPP during the LOM plan.
For the LOM business plan, BOYD developed capital schedules that align with projected production levels and factor in major equipment rebuild/replacement schedules. Equipment replacement was based on BOYD’ experience and familiarity with mining
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equipment life cycles as well as general industry practices. The following figure depicts the estimated capital for the IMC over the LOM plan:

Figure 18.2: Projected Capital Expenditures

BOYD judges the capital projections to be at or above the level witnessed at other CAPP comparable operators. In general, the projected capital expenditures within the five-year forecast agree with general engineering principles and industry norms and are reasonably aligned with the forecasted LOM plans.

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19.0    ECONOMIC ANALYSIS

19.1    Introduction
BOYD independently developed a discounted cash flow analysis to determine whether, in BOYD’s opinion, extraction of the IMC coal reserves are economically viable. BOYD’s calculations and determinations included in this chapter are based on what BOYD believes to be reasonable, appropriate, and relatively conservative investment and market assumptions and estimates, including all assumptions made about future prices and market conditions, production and sales volumes, operating costs, capital expenditures and other results and measures that are necessary and are used to determine the economic viability of the reported coal reserves.

BOYD’s assumptions and estimates have been calculated and presented in this report solely for the purpose of confirming that future extraction of the IMC coal reserves are economically viable as required under S-K 1300. BOYD’s estimates and assumptions underlying the discounted cash flow analysis and other calculations are based on future estimates of spot prices, the mine’s historic performance from 2019 through December 31, 2022, BOYD’s experience in the CAPP region, assumed future production at the Itmann No. 5 Mine and planned Tug Fork operation, as well as other assumptions and estimates detailed in this chapter. Actual future operating results and investment and market conditions may differ significantly from historic results or from the estimates of future investment and market conditions as well as from the mine’s future performance assumed by BOYD in the discounted cash flow analysis as a result of various factors and risks, some of which may be outside of CONSOL’s control. CONSOL, as with all coal mining companies, actively evaluates, changes, and modifies business and operating plans in response to various factors that may affect IMC’s production, operations, and financial results. Actual future results (i.e., production levels, operating expenses, number of operating CMs, sales realizations, etc.) could significantly vary year to year versus the assumptions and estimates used by BOYD.

Results of our financial analysis for IMC, which encompasses the economic contribution/impact of the mine and CPP operations over the 32-year period (2023 to 2054), are discussed below.

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19.1.1    Production Schedule
The following table summarizes the LOM production for the complex over distinct time periods:

Table 19.1: Projected Saleable Production
Period	000 Tons

2023 - 2027	4,150
2028 - 2032	4,650
2033 - 2042	9,000
2043 - 2052	9,000
2053 - 2054	1,880
Total	28,680

The total saleable coal production (28.7 million tons) over the life of the operations, includes approximately 450,000 tons which were mined from the Tug Fork property between 2024 and 2029. For the purposes of this analysis, BOYD assumed tons produced are sold in the year of production (i.e., annual saleable production equates to total tons sold). The production schedule and mine plan are described in more detail in Chapter 13 of this report.

19.1.2    Coal Pricing
The projected average price realized by IMC (FOB mine) over the forecast period is shown in Table 19.2 below.

Table 19.1: Projected Saleable Production
Period	US$ per Ton FOB Mine

2023 - 2027	159.60
2028 - 2032	161.00
2033 - 2042	161.40
2043 - 2052	161.40
2053 - 2054	161.40
Average	161.10
* Constant 2023 dollars

Prices for coal used in our analysis are based on BOYD’s internal price forecast for low volatile metallurgical coal meeting the Itmann quality specification for the period 2023 through 2027. BOYD’s forecasted sales pricing is conservative compared to January 2023 market conditions. For the purposes of this analysis, BOYD conservatively held pricing in the $160 per ton range from 2028 forward.
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19.1.3    Cash Production Costs
As described in Chapter 18, cash production costs include direct and indirect mining costs, including labor, material and supplies, processing, royalties and production taxes, insurance, and administrative costs. Administrative costs include sales and mine administration and corporate overhead allocations but exclude interest expense and DD&A. Total cash production costs are shown in Table 19.3 below.

Table 19.3: Projected Cash Operating Costs
Period	$ (000)	$/Ton

2023 - 2027	365,140	88.00
2028 - 2032	398,930	85.80
2033 - 2042	764,450	84.90
2043 - 2052	798,460	88.70
2053 - 2054	169,630	94.30
Total/Average	2,496,610	87.30

The operating costs are based on BOYD’s experience with room-and-pillar mines operating in the CAPP and our expectations for mining the IMC coal reserves. As noted in Chapter 18.1 of this report, BOYD reviewed the mine’s historical costs and found them to be reasonable.

19.1.4    Capital Expenditures
Capital expenditures are generally for sustaining capital, with spending focused on mine infrastructure expansion (air shafts, buildings, belt systems, etc.), maintenance of production equipment (new equipment purchases and/or rebuilds) and refuse area infrastructure. Total capital expenditures are shown in Table 19.4 below.

Table 19.4: Projected Capital Expenditures
Period	$ (000)

2023 - 2027	35,660
2028 - 2032	24,600
2033 - 2042	41,000
2043 - 2052	39,450
2053 - 2054	6,300
Total	147,010

The long-range capital forecast for the IMC reflects BOYD’s experience with room-and-pillar mines operating in the CAPP.

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19.2    Pre-Tax Net Present Value Analysis
BOYD’s LOM economic analysis for the IMC reflects the discounted cash flow-net present value (DCF-NPV) on a pre-tax basis, discounted at 12% (full year basis) over the life of the project. For reporting purposes, the cumulative DCF-NPV is shown for 10-year, 20-year, and LOM periods in Table 19.5:

Table 19.5: Cumulative NPV by Timeframe (US$ 000)
10-Year	20-Year	LOM
348.1	480.3	524.3

The primary assumptions which were utilized in the pre-tax NPV analysis are as follows:

–Recoverable Reserves – We utilized CONSOL’s recoverable reserves estimates for the mine after performing our analysis of the available geologic data. The IMC’s estimated coal reserves are expected to be fully depleted by 2054. BOYD’s methods for mine planning are conservative, but pragmatic, and align with industry standards for forecasting as well as actual mine recoveries experienced by regional operators.
–Annual Mine Output –BOYD determined the annual output based on the characteristics of the reserve, including: seam thickness, OSD amounts, overall size, optimum mine life, capabilities of mining equipment, expected coal quality, and our view of the potential markets and demand for the metallurgical grade product.

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In addition to the assumed base case coal pricing, BOYD also ran sensitivities with optimistic (+10%) and pessimistic (-10%) pricing scenarios. Table 19.6 provides a comparison of 10-year, 20-year, and life of mine NPVs at different discount factors and pricing scenarios:

Table 19.6: NPV Sensitivity Analysis
	Pre-Tax DCF NPV ($ million)
	by Discount Factor
Timeframe/Scenario	10%	12%	15%	18%

10-Year
Optimistic (+10%)	469	434	390	352
Base	376	348	312	282
Pessimistic (-10%)	283	262	234	211

20-Year
Optimistic (+10%)	675	596	503	433
Base	545	480	405	347
Pessimistic (-10%)	415	365	306	262

LOM
Optimistic (+10%)	760	650	532	448
Base	613	524	428	360
Pessimistic (-10%)	466	398	324	272

•In both the pessimistic and optimistic sensitivity cases, no adjustments were made by BOYD to the base operating scenario. While CONSOL would likely adjust production in the short-term to minimize the impact of low coal pricing and/or maximize the opportunity of high coal pricing, execution of such production fluctuations was deemed immaterial to the assessment of economic mineability of reserves over the LOM plan extending to 2054.
•Direct Operating Costs –BOYD developed line-by-line projections of cash operating costs for the LOM plan. We considered fixed and variable components within the overall mine plan, historical costs experienced, and operating cost structures of regional mine operators when making these estimates. The primary unit costs included: hourly and salary labor and benefits, mine operating supplies, and equipment maintenance costs.
•Capital Expenditures – BOYD considers the near-term detailed capital expenditure schedule to be reasonable and representative of the capital necessary to continue development of the IMC operations and CPP, as well as to operate and maintain operations. Most expenditures are associated with the new CPP facility, purchase of underground production equipment (new equipment purchases and/or rebuilds), and refuse area development. To more accurately portray capital expenditures incurred to sustain long-term production, BOYD made assumptions for airshaft capital expenditure timing corresponding to the LOM plan. Additionally, BOYD made
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assumptions of annual capital expenditures consistent with historical and near-term forecasted capital expenditures ranging between $3.00 and $4.00 per clean ton to account for sustaining capital.
•Coal Processing –The mine’s total output is processed through the Itmann CPP for the remainder of the LOM plan. Within the near-term operating cost forecast, BOYD made corresponding assumptions regarding in-house processing and coal refuse disposal. We consider these assumptions to be reasonable and to align with general engineering principles and industry standards.
•Refuse Disposal – As previously discussed, the current refuse disposal plan provided by CONSOL utilizes combined refuse (waste rock combined with dried fine coal refuse) for disposal in side embankment fills. There is currently a portion of the proposed refuse disposal area that is permitted, and an additional area which is being targeted for future permitting. In discussions with CONSOL, the company plans to continue acquiring and permitting adjacent properties for expansion of the refuse facility.
•In-Direct Mining Costs – Unit costs for in-direct line items, such as royalties, taxes, penalty fees and fines, insurance, real estate taxes, selling and general administration expenses, and miscellaneous expenses, were developed based on BOYD’s experience.
•Revenue for the washed metallurgical grade product is based on the Itmann free-on-board (FOB) CPP price forecast for the LOM plan. Additional costs beyond the preparation plant for transportation, loading, and unloading at railroads, river terminals, and/or ocean terminals are assumed to be incurred by the customer (or added as a pass-through to FOB, mine prices). BOYD’s price forecast is reasonable and in alignment with the market outlook for comparable metallurgical grade coals.
•BOYD has applied a portion of the estimated closure costs for the underground mine within the LOM forecast period as mine reserves are depleted. While we acknowledge that these costs are usually accrued over the life of a mine/project, we have shown a portion of estimated mine closure costs as a lump sum operating cost during the last year of the project during the cash flow periods when mineable reserves have been exhausted. In our opinion, this is a conservative approach to estimating the costs for mine site closure and reclamation.

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20.0    ADJACENT PROPERTIES

As illustrated in Figure 3.1, the P3 Seam has been extensively mined south and east of the operating Itmann No. 5 Mine. CONSOL has observed a 200-ft barrier around identified P3 Seam mine workings.

Previous mine workings have been mapped in areas near the Itmann mines; however, these operations were in coal seams overlying the P3 Seam coal. Some of these old mine workings overlap the southeastern-most portions of the Itmann Property. Stratigraphically, the closest overlying mine workings are noted in the Pocahontas No. 6 (P6) Seam, which lies at least 200 ft above the P3 Seam according to drill records. Other previous mine workings are centered in coalbeds overlying the P6 Seam. Within the Itmann Property, there are no known mine workings located below the P3 Seam.

As illustrated in Figure 3.2, the Sewell Seam has been mined west, north, and east of the proposed Tug Fork Mine. CONSOL has observed a 120-ft barrier around identified Sewell Seam mine workings.

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21.0    OTHER RELEVANT DATA AND INFORMATION

BOYD is not aware of any additional information which would materially impact the coal reserve estimates reported herein.

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22.0    INTERPRETATION AND CONCLUSIONS

22.1    Audit Findings
BOYD’s independent technical audit was conducted in accordance with S-K 1300 and concludes:

•Sufficient data have been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure, thickness, and quality for the portions of the P3, P4, and Sewell seams situated within the bounds of the IMC properties. The data are of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this technical report summary.
•Estimates of coal reserves reported herein are reasonably and appropriately supported by technical studies, which consider mining plans, revenue, and operating and capital cost estimates.
•The 28.7 million tons of underground mineable coal reserves identified on the properties are economically extractable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures.

There is no other relevant data or information material to the IMC that is necessary to make this technical report summary not misleading.

22.2    Significant Risks and Uncertainties
The purpose of CONSOL’s periodic mine planning exercises is to collect and analyze sufficient data to reduce or eliminate risk in the technical components of the project and to refine economic projections based on current data. There is a high degree of certainty for this project under the current and foreseeable operating environment. A general assessment of risk is presented in the relevant sections of this report.

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23.0    RECOMMENDATIONS

BOYD makes no recommendations regarding the IMC as the operation is currently in production at this time.

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24.0    REFERENCES

There are no citations in this technical report summary. Therefore, there are no references to list.

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25.0    RELIANCE ON INFORMATION PROVIDED BY REGISTRANT

In the preparation of this report BOYD has relied, without independent verification, upon information furnished by CONSOL with respect to: property interests; exploration results; current and historical production from such properties; current and historical costs of operation and production; and agreements relating to current and future operations and sale of production.

BOYD exercised due care in reviewing the information provided by CONSOL within the scope of our expertise and experience (which is in technical and financial mining issues) and concluded the data are valid and appropriate considering the status of the subject properties and the purpose for which this report was prepared. BOYD is not qualified to provide findings of a legal or accounting nature. We have no reason to believe that any material facts have been withheld, or that further analysis may reveal additional material information. However, the accuracy of the results and conclusions of this report are reliant on the accuracy of the information provided by CONSOL.

While we are not responsible for any material omissions in the information provided for use in this report, we do not disclaim responsibility for the disclosure of information contained herein which is within the realm of our expertise.

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